Investor Day December 9, 2021 Exhibit 99.1

2 Forward-Looking Statements Certain information in this presentation constitutes forward-looking statements as contemplated by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, current views and estimates of our outlook for fiscal 2022, other future economic circumstances, industry conditions in domestic and international markets, our performance and financial results (e.g., debt levels, return on invested capital, value-added product growth, capital expenditures, tax rates, access to foreign markets and dividend policy). These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from anticipated results and expectations expressed in such forward-looking statements. We wish to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that may cause actual results and experiences to differ from anticipated results and expectations expressed in such forward-looking statements are the following: (i) the COVID-19 global pandemic and associated responses thereto have had an adverse impact on our business and operations, and the extent that the COVID-19 pandemic continues to impact us will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the speed and effectiveness of vaccine and treatment developments and their deployment, and public adoption rates of COVID-19 vaccines and their effectiveness against emerging variants of COVID-19, including the Delta and Omicron variants; (ii) our ability to make effective acquisitions or joint ventures and successfully integrate newly acquired businesses into existing operations; (iii) the effectiveness of our financial fitness program; (iv) the implementation of an enterprise resource planning system; (v) access to foreign markets together with foreign economic conditions, including currency fluctuations, import/export restrictions and foreign politics; (vi) cyber incidents, security breaches or other disruptions of our information technology systems; (vii) risks associated with our failure to consummate favorable acquisition transactions or integrate certain acquisitions' operations; (viii) the Tyson Limited Partnership’s ability to exercise significant control over the Company; (ix) fluctuations in the cost and availability of inputs and raw materials, such as live cattle, live swine, feed grains (including corn and soybean meal) and energy; (x) market conditions for finished products, including competition from other global and domestic food processors, supply and pricing of competing products and alternative proteins and demand for alternative proteins; (xi) outbreak of a livestock disease (such as African swine fever (ASF), avian influenza (AI) or bovine spongiform encephalopathy (BSE)), which could have an adverse effect on livestock we own, the availability of livestock we purchase, consumer perception of certain protein products or our ability to access certain domestic and foreign markets; (xii) changes in consumer preference and diets and our ability to identify and react to consumer trends; (xiii) effectiveness of advertising and marketing programs; (xiv) significant marketing plan changes by large customers or loss of one or more large customers; (xv) our ability to leverage brand value propositions; (xvi) changes in availability and relative costs of labor and contract farmers and our ability to maintain good relationships with team members, labor unions, contract farmers and independent producers providing us livestock; (xvii) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (xviii) compliance with and changes to regulations and laws (both domestic and foreign), including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws; (xix) adverse results from litigation; (xx) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xxi) impairment in the carrying value of our goodwill or indefinite life intangible assets; (xxii) our participation in multiemployer pension plans; (xxiii) volatility in capital markets or interest rates; (xxiv) risks associated with our commodity purchasing activities; (xxv) the effect of, or changes in, general economic conditions; (xxvi) impacts on our operations caused by factors and forces beyond our control, such as natural disasters, fire, bioterrorism, pandemics or extreme weather; (xxvii) failure to maximize or assert our intellectual property rights; (xxviii) effects related to changes in tax rates, valuation of deferred tax assets and liabilities, or tax laws and their interpretation; (xxix) the effectiveness of our internal control over financial reporting, including identification of additional material weaknesses; and (xxx) the other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.

3 Agenda — Donnie King President & CEO 15 Minutes John H. Tyson Chairman of the Board 5 Minutes Stewart Glendinning EVP & Chief Financial Officer 15 Minutes Break 5 Minutes Break 5 Minutes Q&A Session – Management Team 60 Minutes David Bray Group President, Poultry 15 Minutes Shane Miller Group President, Fresh Meats 15 Minutes Chris Langholz Group President, International 15 Minutes Noelle O’Mara Group President, Prepared Foods 15 Minutes John R. Tyson EVP, Strategy & Chief Sustainability Officer 15 Minutes

4 John H. Tyson Chairman of the Board

5 Our company performance is rooted in our core values Who We Are We are a company of people engaged in the production of food, seeking to pursue truth and integrity, and committed to creating value for our shareholders, our customers, our team members, and our communities. • We strive to be a company of diverse people. • We strive to be honorable. • We strive to be a faith-friendly company. What We Do • We feed our families, the nation, and the world with trusted food products. • We serve as a steward of the animals, land, and environment entrusted to us. • We strive to provide a safe work environment for our team members. How We Do It • We strive to earn consistent and satisfactory profits for our shareholders and to invest in our people, products, and processes. • We strive to operate with integrity and trust in all we do. • We strive to honor God and be respectful of each other, our customers, and other stakeholders.

6 Donnie King President & Chief Executive Officer

7 Tyson Foods: outpacing a growing, global protein market — Recognized leader in an attractive, dynamic market Diversified not only across proteins, but also across mix Expanding, innovating, and investing in fast-growth markets including Asia Initiatives underway to meaningfully expand our operating margins An exceptionally strong balance sheet that gives us optionality 1 2 3 4 5

8 Population growth Continued population growth in the United States World population expected to expand by over 750 million people in the decade Source: OECD-FAO Agricultural Outlook 2021 - 2030 Gross domestic product (United States) Elevated GDP growth of 3.5% forecast for 2022 GDP growth expected to normalize post- 2022 Source: USDA, World Agricultural Outlook Board, October 2021 Forecast World protein consumption Consumption of beef, pork, and poultry all expected to grow over the decade Pork expected to experience the highest growth rate Source: OECD-FAO Agricultural Outlook 2021 - 2030 U.S. animal protein consumption (Pounds) U.S. beef, pork, and poultry consumption are all expected to grow during the decade Source: USDA, World Agricultural Outlook Board, October 2021 Forecast Alternative protein Accelerating demand for plant-based protein expected to continue Source: 2030 Euromonitor Retail Market Size Projection Expanding international opportunity Driven by consumption growth in Asia and Latin America Asia expected to represent 64% of the world protein consumption growth Source: OECD-FAO Agricultural Outlook 2021 - 2030 +1% 2020 to 2030 CAGR +95B Increase in pounds consumed from 2020 to 2030 +5% 2020 to 2030 CAGR +2.5% 2020 to 2030 CAGR 92% 2020 to 2030 share of world growth outside of North America Global protein consumption is expected to grow over the next decade +6.4B Increase in pounds consumed from 2020 to 2030

Tyson Foods is a leading protein company with diverse capabilities, meaningful scale, and respected brands

$47.0B
2021 Sales

$4.3B
2021 Adj Operating Income[1]

~137,000
Team Members

11,000+
Independent Farms Supply Us With Cattle, Hogs, & Chickens

140
Countries Where Products Are Sold

20%
of the Beef, Pork, & Chicken Produced in the United States

Prepared Foods



73M
Pounds Capacity[2]

Chicken



47M
Head Capacity[2]

Beef



155K
Head Capacity[2]

Pork



469k
Head Capacity[2]

ICONIC

ESTABLISHED

EMERGING

1 Represents a non-GAAP financial measure. Adjusted operating income is explained and reconciled to the comparable GAAP measures in the Appendix.
2 Capacities are presented on a per week basis and are based on the following: Beef and Pork (six-day week) and Chicken and Prepared Foods (five-day week).

Tyson

9

10 We have a balanced portfolio that is growing to meet demand Sales By Segment1 FY2016 Sales By Segment1 FY2021 $36.9 billion Beef 38% International/Other 1% 30% Chicken 20% Prepared Foods 11% Pork $47.0 billion International/Other 4% 29% Chicken 11% Pork 19% Prepared Foods Beef 37% 1 Excluding Intersegment sales

11 1 Percentage of 2021 sales by channel. Key segments Prepared Foods 59% Beef 50% Chicken 44% Pork 36% 47%1 Retail 29%1 Foodservice Key segments Chicken 41% Prepared Foods 37% Beef 25% Pork 10% Key segments Pork 23% Beef 15% Chicken 6% International/Other 100% Prepared Foods 2% 14%1 International 10%1 Industrial/ Other Key segments Pork 31% Chicken 9% Beef 10% Prepared Foods 2% Broad channel access differentiates our business

12 New to role in 2021 Donnie King President & Chief Executive Officer Joined Tyson in 1982 Shane Miller Group President, Fresh Meats Johanna Söderström EVP & Chief People Officer Ildefonso Silva EVP, Business Services David Bray Group President, Poultry John R. Tyson EVP, Strategy & Chief Sustainability Officer Stewart Glendinning EVP & Chief Financial Officer Chris Langholz Group President, International Scott Spradley EVP & Chief Technology & Automation Officer Jason Nichol Chief Customer Officer Noelle O’Mara Group President, Prepared Foods Amy Tu EVP & Chief Legal Officer & Secretary, Global Governance & Corporate Affairs Sandy Luckcuck President, McDonalds Business Unit World-class, experienced leadership team focused on value creation

13 Strengthening our position as a recognized global protein leader Our Priorities Win with customers and consumers Win with team members Win with excellence in execution 1 Transforming our team member experience, starting with health, safety, and wellness 2 Outpacing the market by enhancing our portfolio and capacity to serve demand growth for our customers and consumers 3 Aggressively restoring our competitiveness in Chicken 4 Driving operational and functional excellence and purposefully investing in digital solutions and automation 5 Leveraging our financial strength to invest in the business and return cash to shareholders

14 Required all U.S. team members to be fully vaccinated by November 1 Process control optimization to create better workflow Hired a Chief Diversity Officer and a Chief Medical Officer Investing in health clinics and wellness programs Health, safety and well- being resources Competitive wage and benefit offerings Investing in automation and technology Objectives Actions Making investments to become the most sought-after place to work 1 2 3 Supporting flexible scheduling and creative production schedules Childcare, housing, and transportation pilots Implementation of competitive wage increases Investing in leadership and career development Certified interpreter program in place Making strategic investments in automation and technology for hard-to-fill and difficult jobs Increasing technology in facilities and use of data analytics to support decision-making

Shaping the portfolio for growth through deliberate actions and investments

New Product Launches

Best-in-class brand building and customer insights capabilities drive product pipeline

Strategic Capacity Expansion

Expect investments in new capacity to drive differentiated and branded share

Targeted Divestitures

Recently announced pet treats divestiture reflects commitment to removing complexity

Opportunistic Acquisitions

Bolt-on to increase differentiated capabilities or branded share

Volume

Billion pounds



Value-added[2]
Commodity
+2%
TARGET CAGR
25.7
26.3
28.6
28.3
28.0
41%
43%
46%
47%
47%
50%
FY2017
FY2018
FY2019
FY2020[1]
FY2021
Target

[1] Volume for fiscal year 2020 has been adjusted to remove the impact of the additional week. The estimated impact of the additional week in the twelve months of fiscal 2020 was calculated by dividing the fourth quarter's sales volume by 14 weeks.
[2] In chicken, value-added is defined as ready-to-eat, par fry, and Smart Chicken. In beef and pork, value-added is defined as case ready and premium products. All Prepared Foods and International/other sales are considered value-added.

15

161 Intersegment sales not included in volume figures and would represent an aggregate reduction to volumes relative to the sum of component parts illustrated above 2 Volume for fiscal year 2020 has been adjusted to remove the impact of the additional week. The estimated impact of the additional week in the twelve months of fiscal 2020 was calculated by dividing the fourth quarter’s sales volume by 14 weeks. Targeting volume growth ahead of the market in every segment 12.8 12.6 12.4 FY2019 FY2020 FY2021 Chicken Prepared Foods 3.8 3.7 3.5 FY2019 FY2020 FY2021 7.6 7.1 7.3 FY2019 FY2020 FY2021 5.1 5.1 5.1 FY2019 FY2020 FY2021 Beef Pork 1.0 1.4 1.4 FY2019 FY2020 FY2021 International / Other Investing in capacity expansion Automation to alleviate labor challenges 2 2 2 2 2 Volume1 (billion pounds) Total company volume TARGET CAGR FY 2022 – FY 2024 Improving capacity utilization +2% Brand and product innovation 4-5% TARGET CAGR 4-5% TARGET CAGR 18-20% TARGET CAGR 1-2% TARGET CAGR 1-2% TARGET CAGR

17 Diverse portfolio of brands drive value creation for the enterprise

18 Capacity expansions will support growth objectives 12 plants expected to open over next 2 years to increase capacity by ~1.3 billion pounds — Adding 7 fully-cooked plants in international will expand capacity by 30% Adding 2 plants in Beef and Pork will expand value-added capacity by 40% $1.8 billion of aggregate investment to drive capacity expansion Europe Poultry INTERNATIONAL BUSINESS • Estimated online March 2022 • Fully-cooked chicken • 90M pounds p.a. expected China Poultry (Hubei) INTERNATIONAL BUSINESS • Estimated online FY23 • Fully-cooked chicken • 75M pounds p.a. expected Humboldt Poultry CHICKEN • Online July 2021 • Tray pack chicken • 260M pounds p.a. expected Danville Poultry CHICKEN • Estimated online April 2023 • Fully-cooked chicken • 200M pounds p.a. expected Malaysia Poultry INTERNATIONAL BUSINESS • Estimated online FY22 • Fully-cooked chicken • 80M pounds p.a. expected China Shenzhen Relocation (Plant 1 & 2) INTERNATIONAL BUSINESS • Estimated online FY22 • Fully-cooked chicken • 68M incremental pounds p.a. expected Eagle Mountain, UT Case Ready BEEF & PORK • Estimated online Fall 2021 • Case ready beef and pork • 220M pounds p.a. expected Columbia, SC Case Ready BEEF & PORK • Online as of July 2021 • Case ready beef and pork • 50M pounds p.a. expected Thailand Poultry INTERNATIONAL BUSINESS • Estimated online Fall 2021 • Fully-cooked chicken • 65M pounds p.a. expected New Asia Plant INTERNATIONAL BUSINESS • Estimated online FY22 • Fully-cooked chicken • 57M pounds p.a. expected Bacon PREPARED FOODS • Estimated online summer 2023 • 121M pounds p.a. expected Multiple New Line Additions • Prepared Foods • Chicken

191 Productivity savings are relative to FY2021 cost baseline Productivity is a critical driver of our future success New Program Management Office to oversee execution supported by culture of continuous improvement and entrepreneurship $1B+ — Targeted productivity gains by end of FY20241 Leveraging new digital solutions through artificial intelligence and vast amounts of data Driving efficiency across the end-to-end supply chain through investments in digital solutions across logistics, warehousing, and supply chain planning Leveraging automation and robotics Improving worker and product safety through geo-fencing, wearable devices and machine learning Overcoming labor shortage, as well as training and retention issues $300M+ $250M+ $450M+ Implementing activities to improve business processes Driving continuous efficiency gains in plants and other operations Consistently applying best-practices to reduce cost in operations and enabling function-driven support services Operational & Functional Excellence and Agility Digital solutions Automation

We expect to deliver $1B in productivity gains by the end of FY2024



Operational and Functional Excellence
Digital Solutions
Automation
~$300 - 400M
~$600 - $800M
$1,000M+
~$300
~$250
~$450
FY22
FY23
FY24

% of Program Commitment Achieved by Fiscal Year End

FY22	FY23	FY24
30%+	60%+	100%

Tyson

[1] Productivity savings are relative to FY2021 cost baseline

20

We are accelerating our automation investments

Unique opportunity to combine operational scale with innovative automation and real-time analytics to drive competitive advantage

	FY2021	FY2022	FY2023	FY2024
Capital Investment	$70M	$540M	$340M	$400M
Annual Incremental Savings	~$30M	~$220M	~$100M	~$100M
Role reductions	~150	~1,100	~900	~1,000

Critical element to productivity program

- Improves safety
- Automates positions that are difficult to staff
- Provides greater consistency in product quality
- Generates real-time operations insights to drive in-the-moment decision making
- Paves path to higher skill and pay opportunities for team members

Tyson

21

22 Balanced portfolio where each segment has a clear and compelling path forward Increased demand for protein reinforced by post- pandemic recovery Making investments to become the most sought-after place to work Accelerating efforts to modernize our operations through our new productivity program Brand and product innovation powered by investments to drive higher value-added sales Disciplined capital allocation with a focus on improved return on invested capital We expect to sustainably feed the world as a recognized global protein leader —

23 David Bray Group President, Poultry

U.S. poultry consumption is expected to grow over the next decade

+1%

2020 to 2030 CAGR

Modest World Growth

All regions are expected to consume more poultry on an absolute basis over the next decade

Source: OECD-FAO Agricultural Outlook 2021 - 2030

+1%

2020 to 2030 CAGR

Modest U.S. Growth

U.S. poultry consumption expected to grow at the same rate as global poultry consumption

Source: USDA, World Agricultural Outlook Board, October 2021 Forecast

+4.5B

Increase in pounds consumed from 2020 to 2030

U.S. chicken consumption (Pounds)

Source: USDA, World Agricultural Outlook Board, October 2021 Forecast

101

pounds per person by 2030

U.S. chicken consumption (Per capita)

2020 per capita consumption was 96 pounds per person with significant growth over the past decade

Source: USDA, World Agricultural Outlook Board, October 2021 Forecast

48%

share of projected animal protein consumption by 2030

Share of U.S. protein consumption

The U.S. is projected to consume 47 billion pounds of poultry annually by 2030

Poultry is expected to grow share relative to beef and pork

Source: USDA, World Agricultural Outlook Board, October 2021 Forecast

71%

share of protein consumption growth from 2020 to 2030

Share of U.S. protein consumption growth

U.S. beef, pork, and poultry combined consumption is expected to grow by ~6.4 billion pounds over the decade

Poultry is expected to grow the most across those proteins

Source: USDA, World Agricultural Outlook Board, October 2021 Forecast



Tyson

24

25 Contribution to Total Company Sales FY2021 Chicken Sales by Channel FY2021 $47.0 billion Chicken 29% $13.7 billion Foodservice 41% Industrial/Other 9% International 6% Retail 44% Chicken is a critical component of the Tyson portfolio and is structured to have broad channel exposure

26 $10.9 $11.4 $12.0 $13.3 $13.0 $13.7 FY2016 FY2017 FY2018 FY2019 FY2020 FY2021 Sales have grown while earnings have declined since FY2016 5% CAGR Sales $ in billions Earnings $ in millions $1,295 $1,117 $947 $655 $148 $24 $1,589 $1,429 $1,347 $1,191 $718 $611 FY2016 FY2017 FY2018 FY2019 FY2020 FY2021 Adj. Operating Income Adj. EBITDA 11.9% 9.8% 7.9% 4.9% 1.1% 1 Represents a non-GAAP financial measure. Adjusted sales, adjusted EBITDA and adjusted operating income are explained and reconciled to comparable GAAP measures in the Appendix. 1 1 1 Adjusted Operating Margin1 0.2%

We have a differentiated portfolio to serve customers and consumers

Chicken Segment Revenue

In % of revenue

~45%	~10%	~20%	~10%	~15%
Fully Cooked & Par Fry	Ingredient Solutions	Retail Tray Pack	Small Bird	Export, Commodity, Other

Actions

- Grow fully-cooked through capacity expansions to support both retail and foodservice growth
- Grow ingredient solutions volume above industry growth rate and continue to upgrade mix (e.g., premium pet)
- Invest in product innovation and differentiation to drive customer and consumer value
- Tray Pack is the priority focus of our operational improvement efforts; ramping up Humboldt
- Reposition small bird by upgrading the mix to reduce exposure to low growth and low margin spaces
- Continue upgrading export leg quarters to domestic dark meat
- Run our plants full – only supplier with a new facility and we will run it full

Tyson

27

28 Our path to sustainable leadership in Chicken — Become the most sought-after place to work Be our customers’ go-to-supplier Grow our business Improve operational performance 1 2 3 4

29 Actions taken to restore competitive hatch rates 78.3 76.5 78.5 80.0 81.5 83.0 84.0 76 77 78 79 80 81 82 83 84 85 Jul-20 Sep-20 Nov-20 Jan-21 Mar-21 May-21 Jul-21 Sep-21 Nov-21 Jan-22 Mar-22 May-22 Jul-22 Sep-22 Nov-22 H a tc h R a te % Replacement rollout complete Expect to start seeing the impact of improved hatch in our adjusted operating income Replacement male rollout started Reverted to previous male parent stock line Mid-FY 2022 Begin to operate at the 5-7% adjusted operating income margin level

Increasing harvest capacity and volumes to support growth with customers

FY2021	FY2022	Target
~80%	~85%	~98%+
37 million head/week	40 million head/week expected	47 million head/week

Approximate Volume (pounds)

~12.5B	~13.0B	~15.0B
	Improvement equivalent to ~2 new harvest complexes	Improvement equivalent to ~6 new harvest complexes

Tyson



30

We have an aggressive plan to deploy automation

Roadmap to deploy largely proprietary debone automation technology to alleviate labor challenges

FY2021	FY2022	FY2023	FY2024
$20M Capital Investment	$160M Capital Investment	$125M Capital Investment	$180M Capital Investment
~$10M Annual Incremental Savings	~$80M Annual Incremental Savings	~$50M Annual Incremental Savings	~$60M Annual Incremental Savings
~50 Role reductions	~725 Role reductions	~560 Role reductions	~700 Role reductions

Tyson

Automation will provide several benefits

- Automation of 88 front half deboning lines and 13 dark meat lines is part of a long-term solution to labor challenges
- Will provide greater consistency in product quality
- Real-time operations insights to drive more timely decision-making
- Addressing labor challenges by reducing ~2,000 roles over the next 2 years

31

32 Optimizing our mix and expanding capacity through capital investment 2021 New Tray Pack Processing Plant Humboldt, TN 260 million retail pounds p.a. 2023 New Fully-Cooked Processing Plant Danville, VA 200 million pounds p.a. expected Objectives Restore harvest utilization rates across existing processing network Maximize and expand our assets to grow our value- added production capabilities Actions Full conversion of breeding stock to correct hatch issue Driving improvements in plant operations to unlock capacity Prioritizing labor to run value-added products Successful ramp-up of Humboldt, TN plant

We have a market-leading portfolio across channels and value tiers

	Retail[1]				Foodservice[2]		
SHARE POSITION IN SEGMENT	#1	#1	#1	#1	#1	#2	N/A
Tier	Organic	Premium	Value Portfolio	Stuffed Entrees	Value, Mid-Tier, Premium	Value, Mid-Tier, Premium	Super Premium
	Smart Chicken	Tyson	Weaver / Fast Fixin'	Barber Foods	Tyson	Tyson Red Label	Tyson True

1 Nielsen xAOC, L52W ending 10/2/21, Share bases, left to right: Organic fresh segment, Frozen Prepared Chicken, Value Frozen Prepared Chicken, Frozen Stuffed Entrees; 2 NPD Supplytrack latest 12 months data ending August '21, Value Added only. Share positions among branded players, and exclude private and operator labels

Tyson

33

34 60% Share of Voice Sources: 1 Nielsen All Outlet Combined 52 weeks ending 10/2/21, 2 Tyson Proprietary Brand Health Tracking Q4’21, 3 Nielsen HH Panel ending 9/11/21, Household Penetration for total Tyson Masterbrand, and $ Share of Requirements within Frozen Prepared Chicken Category, 4 Kantar Strategy, Q3 ‘21 +7.3% $ Sales Growth versus Year Ago1 97% Awareness2 42% Penetration3 We go to market with the #1 chicken brand with the highest awareness, share of voice, and most trusted equity across channels Leading awareness in the category and in more homes and foodservice kitchens than any other brand Equity is trusted and stands for quality & taste2 Supported by the highest share of voice in category and a highly effective advertising campaign4 Resulting in stronger loyalty than any other brand3 1 2 3 4

Our category growth has accelerated across both Retail and Foodservice channels

Retail Frozen Prepared Chicken category growth has accelerated


13.7%
FY2019 – FY2021[1]
1.8%
FY2017 – FY2019[1]

Our share of the frozen chicken category has grown

RETAIL

+1.0

growth in volume **share points over the latest 52 weeks**

FOOD SERVICE

+0.5

growth in volume **share points over the latest 52 weeks**[2]

Strong household penetration with room to grow[3]


51%
+2.4 pts
Tyson
34%
Overall Category Penetration
Tyson Brand Penetration

Tyson

1 Nielsen Total US xAOC, FY17-19 CAGR, and latest 2-Yr CAGR ending 10/2/21, Pound Sales

2 NPD SupplyTrack L12 mo ending August'21, Poultry Value Added Category, excluding large chains >250 units and operator label

3 Nielsen National Consumer Panel 52 weeks ending 9/11/2021, Penetration growth vs. 2 YAG

35

36 We are accelerating consumer and operator-driven innovation with an omni- channel approach Fueling QSR growth through the “chicken sandwich wars” Building on successful platforms with an omni-channel approach Helping to solve operator challenges around labor

37 We have a pathway to top quartile profitability 4-5% Organic Volume Growth Target 3-year CAGR 2021 Baseline Year 7-9% AOI Margin Target Range FY2024 1 2 3 4 Become the most sought-after place to work Be our customers’ go-to-supplier Grow our business Improve operational performance

38 Noelle O’Mara Group President, Prepared Foods

39 Prepared Foods is a critical contributor to Tyson Foods FY14 Financial Contribution of Prepared Foods vs Rest of Tyson — Creates Value for Tyson Foods Drives profitable growth Provides earnings stability Values up Pork, Beef, Chicken 10% 3-Year Average of FY19 – FY21 Financial Contribution of Prepared Foods vs Rest of Tyson 20% 3% 23% SALES AOI1 1 Represents a non-GAAP financial measure. Adjusted operating income is explained and reconciled to comparable GAAP measures in the Appendix.

We have a powerful portfolio that is relevant across channels and dayparts

FY21 Sales by Channel

$8.9B


~60%
~40%
Sales
Foodservice
Retail

~35% Breakfast


Jimmy Dean
Croissant
WRIGHT
COWBOY RUB

~55% Meals


HILLSHIRE FARM
Ball Park
BEEF
Original Philly

~10% Snacking


HILLSHIRE
STATE FAIR
Classic
Bosco

Established Opportunity to Win

Leading equities that extend across channels

Strategic customer relationships including category captaincies

Omnichannel manufacturing capabilities

Tyson

40

Our Retail categories are well-positioned against consumer needs and have demonstrated strong growth momentum

Protein leads in growth and momentum

+8.1% High Protein Food & Beverage volume sales growth vs. year ago compared to -2.1% in total Food & Beverage[1]


54%

of consumers say they are **deliberately adding protein** to their daily diet[2]


88%

of consumers say they are **eating animal protein more often or the same** as a year ago[3]

Category Growth[4]

2-Year CAGR in pounds

Category	FY17-19 CAGR	FY19-21 CAGR
Frozen Prepared Chicken[5]	**1.8%**	13.7%
Frozen Protein Breakfast	**4.9%**	11.9%
Premium Lunchmeat*	**3.6%**	6.5%
Breakfast Sausage	**1.3%**	6.4%
Stacked Bacon*	**6.6%**	5.7%
Beef Hot Dogs*	**4.3%**	5.2%
Smoked Sausage	**1.7%**	2.8%
Frozen Corn Dogs	**-2.9%**	1.5%
Adult Snacking Combos	**23.9%**	1.4%

Our Brands by Category

Tyson

Sources: 1 Nielsen Total US xAOC, 52 wks ending 10/2/21 Excellent Source of Protein: >=10G per serving 2 The Hartman Group, Health & Wellness, 2021, 3 Mintel, December 2020
4 Nielsen Total US xAOC, FY17-19 CAGR, and latest 2-Yr CAGR ending 10/2/21, Pound Sales; Segments where Tyson Foods competes shown.
*Total Lunchmeat category 17-19 CAGR -1.6%, current 2-Yr CAGR 0.6%; Total Hot Dog category 17-19 CAGR -2.2%, current 2-Yr CAGR -1.7%; Total Bacon category 17-19 CAGR 2.2%, current 2-Yr CAGR 4.2%
5 Products are included in the Chicken segment.

41

42 Sources: 1 Nielsen Total U.S. All Outlets, 52 weeks ending 10/2/2021; share growth in Pounds, share position in Retail Dollar Sales; 2 Tyson Foods Brand Health Tracker FY21 Note: 3 Products are included in the Chicken segment. We are the market leader, gaining share and driving growth across Retail categories 1.3x higher average unaided awareness for our leading brands vs. competitors2 +0.9 growth in share points across our core categories1 13 consecutive quarters of retail share growth1 #1 in Frozen Prepared Chicken #1 in Frozen Protein Breakfast #2 in Lunchmeat #1 in Breakfast Sausage #1 in Hot Dogs #1 in Smoked Sausage #1 in Stacked Bacon #1 in Corn Dogs #1 in Super Premium Smoked Sausage #2 in Adult Snacking Combos 3

43 We have two of the highest growing brands in all of Food Sources: 1 Past 2-year Retail $ sales growth; Nielsen Total U.S. All Outlets, 52 weeks ending 10/2/2021 Note: Tyson Branded Products are included in the Chicken segment. Both Top 10 Growth Brands in absolute dollar growth out of 41K+ Nielsen tracked food brands1

Comprehensive, leading Foodservice portfolio that addresses customer needs

Market Share #1




Breaded Beef
Cooked Burgers
Dinner Sausage
Pepperoni
Philly Meat
Pre-made Sandwiches
Stuffed Breadsticks

Market Share #2




Corn Dogs
Hot Dogs
Mexican Handhelds
Pizza Toppings
Tortillas

Market Share #3




Bacon
Breakfast Sausage
Dry Sausage
Ham
Meatballs

Tyson

Source: Technomic Industry Forecast, Prepared Foods, 2020

44

45 Despite strong market performance, key headwinds exist Retail performance 13 consecutive quarters of share growth Foodservice turnaround Orders returning to pre-COVID levels Omnichannel expansion eCommerce growth outpacing total F&B Agile response to Covid shifted capacity; new ways of working What’s going well Unprecedented inflation Commodities, packaging, freight, labor, etc. Service levels Demand outpacing industry supply capabilities Labor attraction & retention Highly competitive labor market Headwinds

46 Prepared Foods has delivered sales growth while headwinds have impacted margin performance $7.3 $7.9 $8.7 $8.4 $8.4 $8.9 FY2016 FY2017 FY2018 FY2019 FY2020 FY2021 Sales $ in billions Earnings $ in millions 4% CAGR $723 $665 $956 $902 $752 $672 $1,020 $962 $1,390 $1,287 $1,133 $1,060 FY2016 FY2017 FY2018 FY2019 FY2020 FY2021 Adj. Operating Income Adj. EBITDA 9.8% 8.5% 11.0% 10.7% 9.0% Adjusted Operating Margin1 1 Represents a non-GAAP financial measure. Adjusted sales, adjusted EBITDA, adjusted operating income and adjusted operating margin are explained and reconciled to comparable GAAP measures in the Appendix. 1 1 1 7.6%

47 — Drive Profitable Growth in Our Core Extend our core Retail brands’ market leadership Lead Foodservice recovery Be Strategic Partner of Choice for our customers — Expand into New Spaces Innovate in attractive white spaces (e.g., snacking) Expand Alternative Protein portfolio and capabilities Strengthen our omnichannel and global presence — Create Fuel & Flexibility Expand margins through cost and revenue management Invest in capacity and flexibility to service demand Implement transformational approaches to labor Our strategy to win builds on our strengths while addressing headwinds

48 81.4% 72.5% 68.0% 59.5% 59.5% 58.6% 51.1% 38.1% 19.6% 17.8% 27.0% 15.4% 25.6% 22.4% 6.3% 25.5% 33.6% 25.8% 4.1% 8.4% Lunchmeat Bacon Hot Dogs Smoked Sausage Smoked Sausage Breakfast Sausage Frozen Prepared Chicken Frozen Protein Breakfast Adult Snacking Combos Frozen Corn Dogs Category HH Penetration Brand HH Penetration SOURCE: Nielsen National Consumer Panel 52 weeks ending 9/11/2021, and two year ago data through 9/14/2019 Note: 1 Products are included in the Chicken segment. Tyson declines in Smoked Sausage, Corn Dogs, Adult Snacking due to pandemic-related capacity/labor challenges driving out of stocks Extend our core retail brand market leadership Even as share leader, strong household penetration of our categories afford tremendous room to grow +0.6 +1.4 +0.9 -3.0 +0.9 -0.7 -0.6 +2.4 +2.1 Brand Penetration Point Change vs. Two Years Ago Innovation | Equity investment | Capacity expansion DRIVE PROFITABLE GROWTH IN OUR CORE +1.9 1

DRIVE PROFITABLE GROWTH IN OUR CORE

Lead foodservice recovery

Prepared Foodservice Focus 5 has outperformed the industry throughout the pandemic...

Tyson Prepared FS Focus 5 vs Industry FS Market – Index vs. Pre-Covid


Tyson Prepared FS Focus 5[1]
Total FS Market[2]
100 = Pre-Pandemic levels (2019)
89
79
87
83
FY20
FY21

...and we will continue to lead through recovery given our channel mix, portfolio strength and advantaged network

- **Over-indexed in channels that will rebound quicker** from the pandemic (QSR & C-Store ~60% of Prepared FS sales[1])
- **Portfolio aligned with post-pandemic demand** trends (pre-packaged, fully cooked)
- **Manufacturing flexibility** across channels

Focus on Breakfast, Sandwich/Handheld & Pizza | Simplify portfolio
Expand Operator reach through sales force & digital capabilities











Tyson

49

Sources: 1) Tyson Prepared FS Focus 5 Internal Shipment Pounds - excludes Retail and Industrial 2) Technomic Sept '21 update, Industry RSE$ (retail sales equivalent dollars), Q4 FY21 projected

50 Innovate in attractive white spaces Launching new brands to win in attractive white spaces Expanding core brands into adjacencies Elevating our Foodservice portfolio EXPAND INTO NEW SPACES

51 Expand alternative protein portfolio and capabilities Tyson Foods continuing to invest in Alternative Protein Capabilities Expanding Raised & Rooted Retail & Foodservice Expanding Across Power Brands Expanding Across Geographies APAC Launch Procurement Established, scaled sourcing relationships with several plant protein suppliers R&D Dedicated R&D and network ability to scale capacity up and down Manufacturing Dedicated facilities to develop alternative protein substrate Supply Chain Global infrastructure with temperature- controlled distribution network EXPAND INTO NEW SPACES

52 — Expand margins through cost & revenue management — Invest in capacity & flexibility to service demand — Implement transformational approaches to labor Create Fuel & Flexibility

53 Roadmap for driving volume and earnings growth — Investments o Capital expenditure to drive capacity in support of category growth objectives and to support manufacturing flexibility and automation o Increased commercial spend to drive volume and share gains o Shape our portfolio through M&A 4-5% Organic Volume Growth Target 3-Year CAGR 2021 Baseline Year 10-12% AOI Margin Target Range FY2024

54 Shane Miller Group President, Fresh Meats

55 Global beef consumption is expected to remain strong over the next decade World beef consumption is expected to grow Source: OECD-FAO Agricultural Forecast 2021 – 2030 U.S. beef consumption remained strong throughout the pandemic Consumption increased relative to 2019 due to higher disposable income Source: USDA, World Agricultural Outlook Board, October 2021 Forecast World beef consumption (Pounds) Source: OECD-FAO Agricultural Forecast 2021 – 2030 U.S. beef consumption (Pounds) Source: USDA, World Agricultural Outlook Board, October 2021 Forecast Share of beef consumption growth outside of the United States Source: OECD-FAO Agricultural Forecast 2021 – 2030 U.S. beef consumption (Per capita) Source: USDA, World Agricultural Outlook Board, October 2021 Forecast +1% 2020 to 2030 CAGR 28B Pounds of beef consumed in the U.S. in 2020 >90% 2020 to 2030 share of growth outside of the United States +9.5B 2020 to 2030 increase in pounds consumed 58 pounds per person in 2020 +0.4B 2020 to 2030 increase in pounds consumed

56 Beef is the largest segment in the Tyson portfolio and benefits from a diverse channel sales mix Contribution to Total Company Sales FY2021 Beef Sales by Channel FY2021 $47.0 billion Beef 37% $18.0 billion Foodservice 24% 10% Industrial & Other International 15% Retail 49% Intersegment 2%

57 $14.5 $14.8 $15.5 $15.8 $15.4 $18.0 FY2016 FY2017 FY2018 FY2019 FY2020 FY2021 $342 $826 $981 $1,082 $1,553 $3,240 $441 $917 $1,084 $1,178 $1,659 $3,354 FY2016 FY2017 FY2018 FY2019 FY2020 FY2021 Adj. Operating Income Adj. EBITDA Beef has delivered exceptional operating margin performance over the past 5 years 4% CAGR Sales $ in billions Earnings $ in millions 2.4% 5.6% 6.3% 6.8% 10.1% Adjusted Operating Margin1 1 Represents a non-GAAP financial measure. Adjusted sales, adjusted EBITDA, adjusted operating income and adjusted operating margin are explained and reconciled to comparable GAAP measures in the Appendix. 11 1 18.0%

58 Global pork consumption is expected to grow at a faster rate than other proteins over the next decade Strong relative growth Approximately 95% of the growth expected to occur outside the U.S. Source: OECD-FAO Agricultural Forecast 2021 – 2030 Modest U.S. growth U.S. pork consumption expected to grow at a slower rate than global pork consumption Source: USDA, World Agricultural Outlook Board, October 2021 Forecast U.S. pork consumption (Pounds) Source: USDA, World Agricultural Outlook Board, October 2021 Forecast U.S. pork consumption (Per capita) 2020 per capita consumption was 51 pounds per person Source: USDA, World Agricultural Outlook Board, October 2021 Forecast Share of U.S. protein consumption The U.S. is projected to consume 24 billion pounds of pork annually by 2030 Source: USDA, World Agricultural Outlook Board, October 2021 Forecast World pork consumption Consumption of pork expected to grow over the decade Source: OECD-FAO Agricultural Forecast 2021 – 2030 +2% 2020 to 2030 CAGR +1.4B 2020 to 2030 Increase in pounds consumed 24% share of projected animal protein consumption in 2030 +1% 2020 to 2030 CAGR 52 pounds per person by 2030 +41B 2020 to 2030 increase in pounds consumed

59 Pork is a meaningful contributor to company sales and provides critical supply to Prepared Foods Contribution to Total Company Sales FY2021 Sales by Channel FY2021 $47.0 billion Pork 11% $6.3 billion Foodservice 8% Industrial & Other 25% International 19% Retail 28% Intersegment 20%

60 $4.9 $5.2 $4.9 $4.9 $5.0 $6.3 FY2016 FY2017 FY2018 FY2019 FY2020 FY2021 $526 $648 $374 $264 $555 $328 $561 $684 $416 $311 $610 $390 FY2016 FY2017 FY2018 FY2019 FY2020 FY2021 Adj. Operating Income Adj. EBITDA Consistent demand strength has driven Pork segment sales while labor challenges have impacted operating margin 5% CAGR Sales $ in billions Earnings $ in millions 10.7% 12.4% 7.7% 5.4% 11.0% Adjusted Operating Margin1 1 Represents a non-GAAP financial measure. Adjusted sales, adjusted EBITDA, adjusted operating income and adjusted operating margin are explained and reconciled to comparable GAAP measures in the Appendix. 11 1 5.2%

61 Focused on differentiation and operational excellence through the cattle and hog cycles — Strategic supplier relationships resulting in quality excellence Differentiated, value-added solutions Growth in strategic sales channels and product categories 1 2 3

62 Strategic supplier relationships enable operational excellence and sustainable scale Maintain and grow existing supply relationships Grow Progressive Beef and Beef Care supply Aligning supplier incentives to support premium programs Procurement strategies to maintain reliable access to high-quality livestock supply Leaders in sustainability through differentiated supply chain and product solutions Objectives Actions Enhanced vertical and/or virtual integration strategies in hog procurement FarmCheck™ on-farm audits, advisory support, and research

63 We are the beef and pork experts Expand and optimize the case ready network Grow market share with premium, attribute-based offerings Objective Actions Provide customers and consumers with differentiated, value-added solutions Enhance innovation capabilities to support development of customer-centric solutions Internal sourcing of pork products to Prepared Foods segment

We provide differentiated, value-added solutions to customers and consumers across Beef and Pork

Our margins have benefitted from moving product volume up the value pyramid to maximize total value per head



Case Ready
Margin acceleration
Premium Branded Programs
Incremental margin
Foodservice and International
Higher normalized margin
Business Partner
Commodity customer
Commodity Customer
Market liquidity

Beef and Pork Value-Added Volumes[1]

Million pounds



2%
CAGR
1,467
1,440
1,533
1,581
1,644
1,594
1,583
FY2015
FY2016
FY2017
FY2018
FY2019
FY2020
FY2021

We have grown our volume of value-added product by **>140M** pounds since 2016



13%
of total
FY2021

1 Value-added volume represents the sum of case ready and premium branded programs volumes for both the Beef and Pork segments

Tyson

64

65 U.S. Operations Pork Beef Beef and Pork Case ready We are making investments to further expand and optimize the beef and pork case-ready network 2021 New Case Ready Plant Columbia, SC 50 million pounds p.a. 2021 New Case Ready Plant Eagle Mountain, UT 220 million pounds p.a. Investing to grow case- ready volumes by 40% over the next 3 years

66 Partnering with customers to meet accelerating e-commerce demand Drive foodservice channel penetration with national accounts and QSRs Driving growth in strategic channels and product categories Diversification of exports to China, Mexico, Japan, and Canada JST Global joint venture – Dakota City, NE greenfield facility enabling incremental value Objectives Actions Grow export business across markets, channels, and segments Drive additional value for specialty products through new capabilities and partnerships Improve foodservice channel penetration

67Source: USDA, Economic Research Service calculations using data from U.S. Department of Commerce, Bureau of the Census. U.S. Pork Exports (thousand pounds, carcass weight) Growing exports across markets, channels, and segments 2,557 2,859 3,160 3,026 2,951 2016 2017 2018 2019 2020 U.S. beef and pork exports are expected to remain strong which will support margins U.S. Beef Exports (thousand pounds, carcass weight) 5,239 5,632 5,877 6,321 7,280 2016 2017 2018 2019 2020 4% CAGR 9% CAGR

68 $0 $5 $10 $15 $20 Aug 18 Aug 19 Aug 20 Aug 21 3-yr Change $0 $1 $2 $3 $4 $5 $6 Aug 18 Aug 19 Aug 20 Aug 21 3-yr Change Source: USDA, Agricultural Marketing Service Specialty products will continue to be a significant revenue driver Processing By-Products and Value Cattle Drop Credit (per live cwt) Hog Drop Credit (per live cwt) 7% Hides C AGR 39% Fats & Oils C AGR 18% Variety Meats CAGR -2% Proteins CAGR 20% CAGR Total Drop Credit 10% Variety Meats CAGR 35% Fats & Oils C AGR 12% Proteins CAGR 15% CAGR Total Drop Credit Vertically integrated venture launched in 2020 and positioned to meet evolving global demands for fats and oils Responsibly processing fats and oils is a key part of our business and our commitment to sustainability Enables marketing of animal fats produced by Tyson Beef and Pork segments through JST Global teams Partnering on innovation and customized solutions in highly specialized markets such as renewable energy JST Global Joint Venture

69 Expected growth of Beef and Pork Investments Case-ready expansions Automation & technology initiatives Team member wage and benefit initiatives Innovation, product development, and premium branded programs Footprint modernization 1-2% Organic Volume Growth Target 3-year CAGR 2021 Baseline Year 5-7% Beef AOI Margin Target Range FY2024 5-7% Pork AOI Margin Target Range FY2024

70 Chris Langholz Group President, International

71 We have meaningful sales outside of the United States today Serving global customers and consumers through local production and exports1 13% of total company sales from International business and exports Contribution to Total Company Sales FY2019 Contribution to Total Company Sales FY2021 International Business $1.3B *See the appendix for supplemental schedules reconciling International business results to International/Other results as reported. 1 Exports includes sales to International customers included in our four reportable segments Exports $4.1B 14% of total company sales from International business and exports International Business $2.0B Exports $4.8B

72 Our International Business has historically focused on serving global foodservice customers Contribution to Total Company Sales FY2021 International Business Sales by Channel* FY2021 $47.0 billion $2.0 billionFoodservice 71% Other 5% Commodity 10% Retail 14% International Business 4% *See the appendix for supplemental schedules reconciling International business results to International/Other results as reported.

73 $(46) $(47) $(38) $21 $7 $26 $(38) $(38) $(28) $58 $66 $95 FY2016 FY2017 FY2018 FY2019 FY2020 FY2021 Adj. Operating Income Adj. EBITDA $0.4 $0.3 $0.3 $1.3 $1.8 $2.0 FY2016 FY2017 FY2018 FY2019 FY2020 FY2021 38% CAGR 1 Significant opportunity exists to grow our International Business and diversify our sales mix in key countries Sales and earnings momentum have built over the past three years despite disruptions due to the pandemic Sales $ in billions Earnings $ in millions (non-GAAP) 1 Represents a non-GAAP financial measure. Adjusted sales, adjusted EBITDA and adjusted operating income are explained and reconciled to comparable GAAP measures in the Appendix. 11

74 Profitably serving global demand growth in the International Business — Focused strategy with clear where-to-play choices Capability building to create competitive advantage Capacity expansion focused on value-added poultry 1 2 3

75 Focused strategy with clear where-to-play choices Focused on Asia where we see a path to being a leading protein player Pursuing locally relevant raw and cooked poultry opportunities first followed by Processed Meats Growing with the top local players in each market Objectives Actions Investing in scale in select countries with high growth rates Grow locally relevant value- added categories with a focus on poultry first Prioritizing retail growth through targeted brand deployment Aggressively entering targeted markets with differentiated brands, particularly the Tyson brand Prioritizing modern retail in every market as the next growth engine Continuing to partner with U.S. based global partners

76 Building footprint to serve global protein demand growth Enabling local capabilities and global supply chain to serve demand with a focus on Asia and poultry Expected Share of Total Animal Protein Consumption Growth (2020 – 2030) Expected Share of Total Poultry Consumption Growth (2020 – 2030) 8% 1% 1% 12% 13% 64% North America Europe Oceania Africa Latin America Asia World 10% 5% 1% 17% 21% 45% North America Europe Oceania Africa Latin America Asia World +7.9 billion +1.1 billion +1.0 billion +11.8 billion +12.6 billion +60.5 billion +94.8 billion +4.6 billion +2.2 billion +0.6 billion +7.6 billion +9.2 billion +19.6 billion +43.9 billion

77 Growing retail exposure through targeted brand deployment Driving retail penetration and value-added mix improvement over the mid-term horizon Retail 14% Retail 35% FY2021 Sales Expected FY2024 Sales — Globalizing our portfolio of “loved” brands Tyson is the most recognized chicken brand in China We are launching Tyson branded offerings across Asia We are also revamping First Pride, one of our plant-based brands, and extending the launch across the region Evaluating opportunities to globalize other iconic and established brands like Jimmy Dean

78 Capability building to create competitive advantage Conducted multiple focus groups to understand consumer preferences and trial barriers Supplemented with category insights, trends and analytics Objectives Actions Consumer insights to innovation Consumer go-to-market capabilities Fresh poultry supply chain, especially for retail Developed channel strategies to win across channels Appointment of distributor partners to help us build competitive advantage in “final mile” Top-to-Top engagement to establish strategic partnerships Close partnership with retailers to co-develop “solutions” instead of just “offering products” Building end-to-end live and cold chain management Robust demand planning processes to ensure supply chain agility and efficiency Collaborate across Chicken, Beef, Pork, and Prepared Foods on innovation and reliable supply Building data, analytics, automation, and digitization into all operations In-Market Capabilities Centralized Capabilities OneTyson supply network End-to-end M&A process Active management of M&A pipeline Targets aligned with strategic objectives in priority geographies and channels Rigorous process for post- deal tracking of financial performance

79 Making investments to further expand our value-added capacity Investing to grow fully-cooked volume by 30%+ over the next 3 years 7 — Fully-cooked capacity expansion projects over the next 3 years Asia — o 6 fully-cooked plants Europe — o 1 fully-cooked plant

80 Roadmap to profitably serving global demand Investments o Capital investment to bring 7 new plants online to expand local further processed poultry capacity in key countries o Targeted M&A to acquire assets and capabilities in key countries o Invest in marketing and promotion spend to support brand penetration objectives 18-20% Organic Volume Growth Target 3-year CAGR 2021 Baseline Year MSD% EBITDA Margin Target FY2024

81 John R. Tyson EVP, Strategy & Chief Sustainability Officer

82 Strengthening our sustainability actions — — Working towards goal of achieving net zero carbon emissions by 2050; 30% reduction by 2030 approved by the Science Based Targets initiative — First U.S. food company to verify sustainable cattle production practices at scale — Completed construction of Tyson Foods Center for Sustainable Broiler Research — Partnered with World Resources Institute to assess water risk and develop a water stewardship strategy — ESG oversight formally part of Governance & Nominating Committee charter — Announced Global Forest Protection Standard following deforestation risk assessment

83 Sustainability governance Tyson Foods Board of Directors Governance & Nominating Committee Audit Committee Compensation & Leadership Development Committee Strategy & Acquisitions Committee Advises the Board on matters relating to corporate responsibility and sustainability, including environmental, social and governance matters affecting the Company Sets goals for Tyson’s key ESG programs Oversees and reviews, at least annually, the Company’s integration of ESG principles into its business strategy and decision making Ensures ESG strategy is embedded in segment and enterprise strategy and decision making Officer-level compensation outcomes tied to certain ESG scorecard metrics Donnie King President & CEO John R. Tyson EVP, Strategy & Chief Sustainability Officer Stewart Glendinning EVP & CFO Amy Tu EVP & Chief Legal Officer & Secretary, Global Governance & Corporate Affairs — Executive Oversight Guided by our charter:

84 Business priorities aligned with sustainability strategy Building an equitable and resilient food system — Conserving Natural Resources Conserving water, reducing GHG emissions, eliminating manufacturing and food waste, and designing and using packaging that is reusable, recyclable, or compostable Innovating Smart, Responsible Agriculture Cultivating a food system that prioritizes agriculture in our global supply chain through land stewardship, animal welfare, education, transparency, and traceability Empowering People Transparent people-first business that values inclusion and equal opportunity, investing in communities, fighting hunger, and empowering our team 1 2 3

85 Donated 30+ million pounds of food, totaling 124 million meals Mandated vaccination for all U.S. team members Recognized on Religious Equity, Diversity & Inclusion Index Signed the NWA Leadership Pledge for diversity and inclusion Reduced OSHA recordables by 17% year-over-year Increased team member retention rate by 1% Appointed a Chief Medical Officer and Chief Diversity Officer Objectives Actions Empowering people, customers, and communities Team member health, safety and wellbeing Equity, inclusion and diversity Workforce engagement Community outreach Hunger relief and food access

86 30% GHG reduction target by 2030 approved by the Science Based Targets initiative Achieved a 7.7% reduction in water use, against a 2015 baseline year Water conservation Greenhouse gas reduction Waste reduction Sustainable packaging First U.S. food company to verify sustainable cattle production practices at scale Announced Global Forest Protection Standard following deforestation risk assessment Our Priorities Actions & Initiatives Conserving natural resources and protecting our planet Working towards goal of achieving net zero CO2 emissions by 2050

87 Innovating for smart, responsible agriculture Animal welfare innovation Land stewardship Forest protection Supply chain resiliency Agriculture education and development Our Priorities Actions & Initiatives Completed construction of Tyson Foods Center for Sustainable Broiler Research Announced Global Forest Protection Standard following deforestation risk assessment

88 Collaborating with a broad range of stakeholders to sustainably feed the world

89 Stewart Glendinning EVP & Chief Financial Officer

90 We are committed to delivering shareholder value 90 1 Tyson has a track record of driving sales and volume growth 2 Compelling path forward to deliver future earnings growth 3 A strong balance sheet that provides optionality 4 Mid-term financial targets reflect our confidence in our earnings growth expectations 5 Capital will be deployed wisely in support of strategic objectives

91 Total company sales and volume have grown over time Sales $ in millions Volume Million pounds $36,881 $38,260 $40,052 $42,405 $42,366 $47,049 FY2016 FY2017 FY2018 FY2019 FY2020 FY2021 5% CAGR 25,407 25,671 26,314 28,639 28,278 28,034 FY2016 FY2017 FY2018 FY2019 FY2020 FY2021 2% CAGR 1 Represents a non-GAAP financial measure. Adjusted sales for fiscal year 2020 is explained and reconciled to comparable GAAP measures in the Appendix. 2 Volume for fiscal year 2020 has been adjusted to remove the impact of the additional week. The estimated impact of the additional week in the twelve months of fiscal 2020 was calculated by dividing the fourth quarter’s sales volume by 14 weeks. Pandemic-related labor challenges impacted recent volume performance 1 2

92 Earnings and operating cash flows have also remained strong Earnings $ in millions $2,805 $3,194 $3,205 $2,920 $3,010 $4,288 $3,538 $3,939 $4,194 $4,021 $4,181 $5,508 FY2016 FY2017 FY2018 FY2019 FY2020 FY2021 Adjusted Operating Income Adj EBITDA 7.6% 8.3% 8.0% 6.9% 7.1% Adjusted Operating Margin1 1 Represents a non-GAAP financial measure. Adjusted EBITDA, adjusted operating income and adjusted operating margin are explained and reconciled to comparable GAAP measures in the Appendix. $2,716 $2,599 $2,963 $2,513 $3,874 $3,840 FY2016 FY2017 FY2018 FY2019 FY2020 FY2021 7% CAGR Operating Cash Flow $ in millions 1 1 9.0%

93 $4.39 $5.21 $6.01 $5.34 $5.42 $8.28 FY2016 FY2017 FY2018 FY2019 FY2020 FY2021 14% CAGR Adj. Earnings per share1 $ per share Strong earnings per share profile positions us for future growth Ingredients for earnings per share growth 1 Grow volume faster than the market 2 Improve operating margins 3 Drive enhanced returns 1 Represents a non-GAAP financial measure. Adjusted earnings per share is explained and reconciled to comparable GAAP measures in the Appendix.

94 Tyson has the right ingredients for future earnings growth Key priorities to unlock long-term shareholder value Efficiency programs driving down cost Increase plant utilization Price for inflation Target double digit capex returns 1 Grow volume above the market 2 Improve Operating Margins 3 Drive enhanced returns Continue strong brand growth and innovation Provide superior service to customers Build capacity to meet market demands, increase utilization Expand in growing global markets Leverage brand and product portfolio for combined consistency of returns Capitalize on our scale and capabilities Use our strong balance sheet and cash generation to enhance growth

Each segment has a compelling financial path forward

Prepared Foods



19% of Sales FY 2021

10-12%
AOI Margin Target FY2024 Range

Profitable growth

Strengthen our core | Expand into new spaces | Create fuel and flexibility

4 – 5% 3-year Volume CAGR Target

Beef



37% of Sales FY 2021

5-7%
AOI Margin Target FY2024 Range

Outperform through the cycle

Procurement excellence | Expanded case ready network | Export growth

1 – 2% 3-year Volume CAGR Target

Chicken



29% of Sales FY 2021

7-9%
AOI Margin Target FY2024 Range

Restore competitiveness

Go-to-supplier | Improved operational performance | Automation | Value-added volume

4 – 5% 3-year Volume CAGR Target

Pork



11% of Sales FY 2021

5-7%
AOI Margin Target FY2024 Range

Improve margins as headwinds continue

Procurement excellence | Specialty products growth | Expanded case ready network| Export growth

1 – 2% 3-year Volume CAGR Target

International/ Other



4% of Sales FY 2021

MSD%
EBITDA Margin FY2024 Range

Profitable growth

Clear where-to-play choices | Go-to-market capability building| Global supply chain | Value-added capacity expansion

18 – 20% 3-year Volume CAGR Target

Tyson

95

96 Our mid-term financial targets Committed to outperforming the market, improving earnings, and driving stable return on invested capital 96 1 Grow volumes faster than annual protein consumption growth every year 2 Improve total company adjusted earnings per share1 3 Sustain operating cash flows 4 Deliver targeted adjusted return on invested capital (Adjusted ROIC)1 FY 2019 FY 2021 Target 28.6 billion pounds 28.0 billion pounds +2% CAGR 2019 Baseline Year $5.34 $8.28 +HSD% CAGR 2019 Baseline Year $2.5B $3.8B ~$4.0B 10.2% 13.0% ~12% 1 Represents a non-GAAP financial measure. Adjusted earnings per share and adjusted return on invested capital are explained and reconciled to comparable GAAP measures in the Appendix.

97 Our capital allocation priorities are clear Objectives Actions Build financial strength Invest in the business Return cash to shareholders Maintain a robust balance sheet by reducing debt, managing working capital and by optimizing the business portfolio Invest in new business initiatives, support capital expenditures to maintain and grow the business, pursue attractive M&A Manage dilution, dividend cash to shareholders and buyback stock We are focused on driving returns while maintaining financial strength

98 Deleveraging actions have significantly improved our debt ratio 1.7 2.5 2.3 2.8 2.4 1.2 2.0 FY2016 FY2017 FY2018 FY2019 FY2020 FY2021 Target $5,926 $9,882 $9,602 $11,447 $9,919 $6,841 FY2016 FY2017 FY2018 FY2019 FY2020 FY2021 Net Debt1/Adj. EBITDA1 Ratio Net Debt1 $ in millions Healthy balance sheet provides optionality for investing in growth and returning cash to shareholders 1 Represents a non-GAAP financial measure. Adjusted EBITDA and Net Debt are explained and reconciled to comparable GAAP measures in the Appendix.

99 Prioritizing capital investments for growth and productivity initiatives $695 $1,069 $1,200 $1,259 $1,199 $1,209 FY2016 FY2017 FY2018 FY2019 FY2020 FY2021 11% 18% 19% 10% 10% 8% 51% 48% 41% 19% 18% 18% 9% 6% 14% 2019 2020 2021 Capital Expenditures $ Millions Capital Expenditures % by Segment Beef Pork Chicken Prepared Foods International/Other

100 Increasing transparency and focus on improving the return on our investments 12.2% 12.0% 11.0% 10.2% 9.2% 13.0% 11.2% FY2016 FY2017 FY2018 FY2019 FY2020 FY2021 Average Adj. Return on Invested Capital1 Percent 1 Represents a non-GAAP financial measure. Adjusted return on invested capital is explained and reconciled to comparable GAAP measures in the Appendix.

101 Solid balance sheet and free cash flow generation have supported dividend growth while share repurchase has been opportunistic 216 319 431 537 601 636 FY2016 FY2017 FY2018 FY2019 FY2020 FY2021 0.8% 1.3% 2.0% 1.8% 2.8% 2.3% 24% CAGR Dividends dollars $1,944 $860 $427 $252 $207 $67 FY2016 FY2017 FY2018 FY2019 FY2020 FY2021 Share Repurchase/(Issuance) dollars Dividend Yield

102 Solid balance sheet and free cash flow generation support dividend growth Share buybacks will be made to offset dilution along with opportunistic purchases Strengthen portfolio through selective M&A opportunities while maintaining price discipline Focus portfolio through continued divestment ~$4-6 billion in capital expenditures planned over the next 3 years Fund projects at or above target ROIC Maintain leverage ratio of 2x or better Proceeds from divestitures to support debt repayment Cash usage parameters Healthy Balance Sheet Fund Organic Growth Portfolio Improvement Dividend Share Repurchase

103 Delivering long-term shareholder value — Balanced portfolio where each segment has a clear and compelling financial path forward Track record of delivering strong earnings and cash flow generation Healthy balance sheet that provides optionality to invest in growth Performing better through operational and functional excellence Improving sales diversity to better insulate results from commodity cycles Disciplined capital allocation with a focus on return on invested capital

104 Appendix

Operating Income (Loss) & Operating Margin Reconciliations

Fiscal Year Ended October 2, 2021
($ in millions)
(unaudited)

	Beef	Pork	Chicken	Prepared Foods	International/Other	Intersegment Sales	Total
Reported Sales	$ 17,999	$ 6,277	$ 13,733	$ 8,853	$ 1,990	$ (1,803)	$ 47,049
Reported operating income (loss)	$ 3,240	$ 328	$ (625)	$ 1,456	$ (3)	$ n/a	$ 4,396
Add: Legal contingency accruals (a)	-	-	626	-	-	n/a	626
Add: Production facilities fire costs, net of insurance proceeds (b)	-	-	23	-	-	n/a	23
Add: China plant relocation charge (c)	-	-	-	-	27	n/a	27
Less: Gain on sale of business	-	-	-	(784)	-	n/a	(784)
Adjusted operating income	$ 3,240	$ 328	$ 24	$ 672	$ 24	$ n/a	$ 4,288
Reported operating margin %	18.0%	5.2%	(4.6)%	16.4%	n/a	n/a	9.3%
Adjusted operating margin % (d)	18.0%	5.2%	0.2%	7.6%	n/a	n/a	9.0%

(a) Legal Contingency accruals included $545 million recognized as a reduction of Sales and $81 million recognized as an increase of Cost of Sales.
(b) Relates to fires at production facilities in Chicken in the fourth quarter of fiscal 2021. Amount includes direct incremental costs, net of insurance proceeds, of $23 million net expense recognized in Cost of Sales.
(c) Relates to a plant relocation from a government land expropriation and includes accelerated depreciation and team member related charges recognized as an increase of Cost of Sales.
(d) Adjusted Operating Margin for the Chicken Segment and Total Company excludes $545 million for the twelve months ended October 2, 2021 of legal contingency accruals recognized as a reduction to Sales.

Adjusted operating income and adjusted operating margin are presented as supplementary measures of our operating performance that are not required by, or presented in accordance with, GAAP. We use adjusted operating income and adjusted operating margin as internal performance measurements and as criteria for evaluating our performance relative to that of our peers. We believe adjusted operating income and adjusted operating margin are meaningful to our investors to enhance their understanding of our operating performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report adjusted operating income and adjusted operating margin. Further, we believe that adjusted operating income and adjusted operating margin are useful measures because they improve comparability of results of operations from period to period. Adjusted operating income and adjusted operating margin should not be considered as substitutes for operating income (loss), operating margin or any other measure of operating performance reported in accordance with GAAP. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions. Our calculation of adjusted operating income and adjusted operating margin may not be comparable to similarly titled measures reported by other companies.

Tyson

105

Sales, Operating Income (Loss) & Operating Margin Reconciliations

Fiscal Year Ended October 3, 2020
($ in millions)
(unaudited)

	Beef	Pork	Chicken	Prepared Foods	International/Other	Intersegment Sales	Total
Reported Sales	$ 15,742	$ 5,128	$ 13,234	$ 8,532	$ 1,856	$ (1,307)	$ 43,185
Less: Impact of additional week (a)	(306)	(98)	(245)	(163)	(35)	28	(819)
Adjusted Sales	$ 15,436	$ 5,030	$ 12,989	$ 8,369	$ 1,821	$ (1,279)	$ 42,366
Reported operating income (loss)	$ 1,580	$ 565	$ 122	$ 743	$ (2)	$ n/a	$ 3,008
Add: Restructuring and related charges	9	3	33	27	3	n/a	75
Add: Production facility fire costs, net of insurance proceeds	1	-	-	-	-	n/a	1
Add/(Less): Impact of additional week	(37)	(13)	(7)	(18)	1	n/a	(74)
Adjusted operating income	$ 1,553	$ 555	$ 148	$ 752	$ 2	$ n/a	$ 3,010
Reported operating margin %	10.0%	11.0%	0.9%	8.7%	n/a	n/a	7.0%
Adjusted operating margin %	10.1%	11.0%	1.1%	9.0%	n/a	n/a	7.1%

(a) The estimated impact of the additional week in fiscal 2020 was calculated by dividing the fourth quarter's sales by 14 weeks.

Adjusted sales (due to the impact of the additional week in fiscal 2020), adjusted operating income and adjusted operating margin are presented as supplementary measures of our operating performance that are not required by, or presented in accordance with, GAAP. We use adjusted sales, adjusted operating income and adjusted operating margin as internal performance measurements and as criteria for evaluating our performance relative to that of our peers. We believe adjusted sales, adjusted operating income and adjusted operating margin are meaningful to our investors to enhance their understanding of our operating performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report adjusted sales, adjusted operating income and adjusted operating margin. Further, we believe that adjusted sales, adjusted operating income and adjusted operating margin are useful measures because they improve comparability of results of operations from period to period (including comparability when a fiscal year results in a 53-week accounting cycle). Adjusted sales, adjusted operating income and adjusted operating margin should not be considered as substitutes for sales, operating income (loss), operating margin or any other measure of operating performance reported in accordance with GAAP. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions. Our calculation of adjusted sales, adjusted operating income and adjusted operating margin may not be comparable to similarly titled measures reported by other companies.

Tyson

106

Operating Income (Loss) & Operating Margin Reconciliations

Fiscal Year Ended September 28, 2019
($ in millions)
(unaudited)

	Beef	Pork	Chicken	Prepared Foods	International/Other	Intersegment Sales	Total
Reported Sales	$ 15,828	$ 4,932	$ 13,300	$ 8,418	$ 1,289	$ (1,362)	$ 42,405
Reported operating income (loss)	$ 1,050	$ 263	$ 621	$ 843	$ (7)	$ n/a	$ 2,770
Add: Restructuring and related charges	1	1	21	18	-	n/a	41
Add: Keystone purchase accounting and acquisition related costs (a)	-	-	13	-	24	n/a	37
Add: Production facility fire costs	31	-	-	-	-	n/a	31
Add: Impairment associated with the planned divestiture of a business	-	-	-	41	-	n/a	41
Adjusted operating income	$ 1,082	$ 264	$ 655	$ 902	$ 17	$ n/a	$ 2,920
Reported operating margin %	6.6%	5.3%	4.7%	10.0%	n/a	n/a	6.5%
Adjusted operating margin %	6.8%	5.4%	4.9%	10.7%	n/a	n/a	6.9%

(a) Keystone acquisition and integration costs included $11 million of purchase accounting adjustments and $26 million acquisition related costs.

Adjusted operating income and adjusted operating margin are presented as supplementary measures of our operating performance that are not required by, or presented in accordance with, GAAP. We use adjusted operating income and adjusted operating margin as internal performance measurements and as criteria for evaluating our performance relative to that of our peers. We believe adjusted operating income and adjusted operating margin are meaningful to our investors to enhance their understanding of our operating performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report adjusted operating income and adjusted operating margin. Further, we believe that adjusted operating income and adjusted operating margin are useful measures because they improve comparability of results of operations from period to period. Adjusted operating income and adjusted operating margin should not be considered as substitutes for operating income (loss), operating margin or any other measure of operating performance reported in accordance with GAAP. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions. Our calculation of adjusted operating income and adjusted operating margin may not be comparable to similarly titled measures reported by other companies.

Tyson

107

Operating Income (Loss) & Operating Margin Reconciliations

Fiscal Year Ended September 29, 2018
($ in millions)
(unaudited)

	Beef	Pork	Chicken	Prepared Foods	International/Other	Intersegment Sales	Total
Reported Sales	$ 15,473	$ 4,879	$ 12,044	$ 8,668	$ 305	$ (1,317)	$ 40,052
Reported operating income (loss)	$ 950	$ 361	$ 866	$ 845	$ (53)	$ n/a	$ 2,969
Add: One-time cash bonus to frontline employees	27	12	51	19	-	n/a	109
Add: Restructuring and related charges	4	1	30	24	-	n/a	59
Add: Impairments net of realized gain associated with the divestiture of non-protein businesses (a)	-	-	-	68	-	n/a	68
Adjusted operating income (loss)	$ 981	$ 374	$ 947	$ 956	$ (53)	$ n/a	$ 3,205
Reported operating margin %	6.1%	7.4%	7.2%	9.7%	n/a	n/a	7.4%
Adjusted operating margin %	6.3%	7.7%	7.9%	11.0%	n/a	n/a	8.0%

(a) Included $101 million of impairments net of $33 million realized gains associated with the divestitures of non-protein businesses.

Adjusted operating income (loss) and adjusted operating margin are presented as supplementary measures of our operating performance that are not required by, or presented in accordance with, GAAP. We use adjusted operating income (loss) and adjusted operating margin as internal performance measurements and as criteria for evaluating our performance relative to that of our peers. We believe adjusted operating income (loss) and adjusted operating margin are meaningful to our investors to enhance their understanding of our operating performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report adjusted operating income (loss) and adjusted operating margin. Further, we believe that adjusted operating income (loss) and adjusted operating margin are useful measures because they improve comparability of results of operations from period to period. Adjusted operating income (loss) and adjusted operating margin should not be considered as substitutes for operating income (loss), operating margin or any other measure of operating performance reported in accordance with GAAP. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions. Our calculation of adjusted operating income (loss) and adjusted operating margin may not be comparable to similarly titled measures reported by other companies.

Tyson

108

Operating Income (Loss) & Operating Margin Reconciliations

Fiscal Year Ended September 30, 2017
($ in millions)
(unaudited)

	Beef	Pork	Chicken	Prepared Foods	International/Other	Intersegment Sales	Total
Reported Sales	$ 14,823	$ 5,238	$ 11,409	$ 7,853	$ 349	$ (1,412)	$ 38,260
Reported operating income (loss)	$ 818	$ 645	$ 1,053	$ 452	$ (106)	$ n/a	$ 2,862
Add: AdvancePierre purchase accounting and acquisition related costs (a)	-	-	8	34	43	n/a	85
Add: Restructuring and related charges	8	3	56	82	1	n/a	150
Add: Impairment related to the expected sale of a non-protein business	-	-	-	45	-	n/a	45
Add: San Diego Prepared Foods operation impairment	-	-	-	52	-	n/a	52
Adjusted operating income (loss)	$ 826	$ 648	$ 1,117	$ 665	$ (62)	$ n/a	$ 3,194
Reported operating margin %	5.5%	12.3%	9.2%	5.8%	n/a	n/a	7.5%
Adjusted operating margin %	5.6%	12.4%	9.8%	8.5%	n/a	n/a	8.3%

(a) AdvancePierre acquisition and integration costs included $36 million of purchase accounting adjustments and $49 million of acquisition related costs.

Adjusted operating income (loss) and adjusted operating margin are presented as supplementary measures of our operating performance that are not required by, or presented in accordance with, GAAP. We use adjusted operating income (loss) and adjusted operating margin as internal performance measurements and as criteria for evaluating our performance relative to that of our peers. We believe adjusted operating income (loss) and adjusted operating margin are meaningful to our investors to enhance their understanding of our operating performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report adjusted operating income (loss) and adjusted operating margin. Further, we believe that adjusted operating income (loss) and adjusted operating margin are useful measures because they improve comparability of results of operations from period to period. Adjusted operating income (loss) and adjusted operating margin should not be considered as substitutes for operating income (loss), operating margin or any other measure of operating performance reported in accordance with GAAP. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions. Our calculation of adjusted operating income (loss) and adjusted operating margin may not be comparable to similarly titled measures reported by other companies.

Tyson

109

Operating Income (Loss) & Operating Margin Reconciliations

Fiscal Year Ended September 27, 2014
($ in millions)
(unaudited)

	Beef	Pork	Chicken	Prepared Foods	International/Other	Intersegment Sales	Total
Reported Sales	$ 16,177	$ 6,304	$ 11,116	$ 3,927	$ 1,381	$ (1,325)	$ 37,580
Reported operating income (loss)	$ 347	$ 455	$ 883	$ (61)	$ (195)	$ n/a	$ 1,429
Add: Brazil impairment/ Mexico undistributed earnings tax	-	-	-	-	42	n/a	42
Add: Hillshire Brands Acquisition, integration and costs associated with our Prepared Foods improvement plan	-	-	5	73	59	n/a	137
Add: Hillshire Brands post-closing results, purchase price accounting and ongoing costs related to a legacy Hillshire Brands plant fire	-		-	40	-	n/a	40
Adjusted operating income (loss)	$ 347	$ 455	$ 888	$ 52	$ (94)	$ n/a	$ 1,648
Reported operating margin %	2.1%	7.2%	7.9%	-1.6%	n/a	n/a	3.8%
Adjusted operating margin %	2.1%	7.2%	8.0%	1.3%	n/a	n/a	4.4%

Adjusted operating income (loss) and adjusted operating margin are presented as supplementary measures of our operating performance that are not required by, or presented in accordance with, GAAP. We use adjusted operating income (loss) and adjusted operating margin as internal performance measurements and as criteria for evaluating our performance relative to that of our peers. We believe adjusted operating income (loss) and adjusted operating margin are meaningful to our investors to enhance their understanding of our operating performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report adjusted operating income (loss) and adjusted operating margin. Further, we believe that adjusted operating income (loss) and adjusted operating margin are useful measures because they improve comparability of results of operations from period to period. Adjusted operating income (loss) and adjusted operating margin should not be considered as substitutes for operating income (loss), operating margin or any other measure of operating performance reported in accordance with GAAP. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions. Our calculation of adjusted operating income (loss) and adjusted operating margin may not be comparable to similarly titled measures reported by other companies.

Tyson

110

Adjusted EBITDA Reconciliations

Fiscal Year Ended October 2, 2021
($ in millions)
(unaudited)

	Beef	Pork	Chicken	Prepared Foods	International/ Other	Total
Operating Income (Loss)	$ 3,240	$ 328	$ (625)	$ 1,456	$ (3)	$ 4,396
Add: Other Income (Expense)	12	1	23	37	(8)	65
EBIT	$ 3,252	$ 329	$ (602)	$ 1,493	$ (11)	$ 4,461
Add: Depreciation	108	61	476	232	57	934
Add: Amortization (a)	-	-	88	153	20	261
EBITDA	$ 3,360	$ 390	$ (38)	$ 1,878	$ 66	$ 5,656
Adjustments to EBITDA:						
Add: China plant relocation charge (b)	$ -	$ -	$ -	$ -	$ 27	$ 27
Add: Legal contingency accruals (c)	-	-	626	-	-	626
Less: Gain on sale of business	-	-	-	(784)	-	(784)
Less: Defined benefit plan gains	-	-	-	(34)	-	(34)
Add/Less: Production facilities fire costs, net of insurance proceeds (d)	(6)	-	23	-	-	17
Total Adjusted EBITDA	$ 3,354	$ 390	$ 611	$ 1,060	$ 93	$ 5,508
Total gross debt						$ 9,348
Less: Cash and cash equivalents						(2,507)
Less: Short-term investments						-
Total net debt						$ 6,841
Ratio Calculations:						
Net debt/EBITDA						1.2x
Net debt/Adjusted EBITDA						1.2x

(a) Excludes the amortization of debt issuance and debt discount expense of $19 million for the fiscal year ended October 2, 2021 as it is included in Interest expense.
(b) Relates to a plant relocation from a government land expropriation and includes accelerated depreciation and team member related charges recognized as an increase of Cost of Sales.
(c) Legal contingency accruals included $545 million recognized as a reduction of Sales and $81 million recognized as an increase of Cost of Sales.
(d) Relates to fires at production facilities in Chicken in the fourth quarter of fiscal 2021 and Beef in the fourth quarter of fiscal 2019. Amount includes direct incremental costs, net of insurance proceeds, of $23 million net expense recognized in Cost of Sales and $6 million net proceeds recognized in Other, net for fiscal 2021.

EBIT is defined as net income before interest and income taxes. EBITDA is defined as net income before interest, income taxes, depreciation and amortization. Net debt to EBITDA (and Adjusted EBITDA) represents the ratio of our debt, net of cash, cash equivalents, and short-term investments, to EBITDA (and Adjusted EBITDA). EBIT, EBITDA, Adjusted EBITDA, net debt to EBITDA and net debt to Adjusted EBITDA are presented as supplemental financial measures in the evaluation of our business. Adjusted EBITDA is a tool intended to assist our management and investors in comparing our performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect our core operations on an ongoing basis.

We believe the presentation of these financial measures helps management and investors to assess our operating performance from period to period, including our ability to generate earnings sufficient to service our debt, enhances understanding of our financial performance and highlights operational trends. These measures are widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies; however, the measurements of EBIT, EBITDA (and Adjusted EBITDA) and net debt to EBITDA (and to Adjusted EBITDA) may not be comparable to those of other companies, which may limit their usefulness as comparative measures. EBIT, EBITDA (and Adjusted EBITDA) and net debt to EBITDA (and to Adjusted EBITDA) are not measures required by or calculated in accordance with GAAP and should not be considered as substitutes for net income or any other measure of financial performance reported in accordance with GAAP or as a measure of operating cash flow or liquidity. EBIT and EBITDA (and Adjusted EBITDA) are useful tools for assessing, but are not a reliable indicator of, our ability to generate cash to service our debt obligations because certain of the items added to net income to determine EBIT and EBITDA (and Adjusted EBITDA) involve outlays of cash. As a result, actual cash available to service our debt obligations will be different from EBIT and EBITDA (and Adjusted EBITDA). Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions.

Tyson

111

Adjusted EBITDA Reconciliations

Fiscal Year Ended October 3, 2020
($ in millions)
(unaudited)

	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Operating Income (Loss)	$ 1,580	$ 565	$ 122	$ 743	$ (2)	$ 3,008
Add: Other Income (Expense)	2	-	28	106	(5)	131
EBIT	$ 1,582	$ 565	$ 150	$ 849	$ (7)	$ 3,139
Add: Depreciation	106	56	462	234	42	900
Add: Amortization (a)	-	-	91	164	23	278
EBITDA	$ 1,688	$ 621	$ 703	$ 1,247	$ 58	$ 4,317
Adjustments to EBITDA:						
Add: Restructuring and related charges	$ 9	$ 3	$ 33	$ 27	$ 3	$ 75
Add: Production facility fire costs, net of insurance proceeds	1	-	-	-	-	1
Less: Defined benefit plan gains	-	-	-	(116)	-	(116)
Less: Impact of additional week	(39)	(14)	(18)	(25)	-	(96)
Total Adjusted EBITDA	$ 1,659	$ 610	$ 718	$ 1,133	$ 61	$ 4,181
Total gross debt						$ 11,339
Less: Cash and cash equivalents						(1,420)
Less: Short-term investments						-
Total net debt						$ 9,919
Ratio Calculations:						
Net debt/EBITDA						2.3x
Net debt/Adjusted EBITDA						2.4x

(a) Excludes the amortization of debt issuance and debt discount expense of $14 million as it is included in Interest expense.

EBIT is defined as net income before interest and income taxes. EBITDA is defined as net income before interest, income taxes, depreciation and amortization. Net debt to EBITDA (and Adjusted EBITDA) represents the ratio of our debt, net of cash, cash equivalents, and short-term investments, to EBITDA (and Adjusted EBITDA). EBIT, EBITDA, Adjusted EBITDA, net debt to EBITDA and net debt to Adjusted EBITDA are presented as supplemental financial measures in the evaluation of our business. Adjusted EBITDA is a tool intended to assist our management and investors in comparing our performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect our core operations on an ongoing basis.

We believe the presentation of these financial measures helps management and investors to assess our operating performance from period to period, including our ability to generate earnings sufficient to service our debt, enhances understanding of our financial performance and highlights operational trends. These measures are widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies; however, the measurements of EBIT, EBITDA (and Adjusted EBITDA) and net debt to EBITDA (and to Adjusted EBITDA) may not be comparable to those of other companies, which may limit their usefulness as comparative measures. EBIT, EBITDA (and Adjusted EBITDA) and net debt to EBITDA (and to Adjusted EBITDA) are not measures required by or calculated in accordance with GAAP and should not be considered as substitutes for net income or any other measure of financial performance reported in accordance with GAAP or as a measure of operating cash flow or liquidity. EBIT and EBITDA (and Adjusted EBITDA) are useful tools for assessing, but are not a reliable indicator of, our ability to generate cash to service our debt obligations because certain of the items added to net income to determine EBIT and EBITDA (and Adjusted EBITDA) involve outlays of cash. As a result, actual cash available to service our debt obligations will be different from EBIT and EBITDA (and Adjusted EBITDA). Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions.

Tyson

112

Adjusted EBITDA Reconciliations

Fiscal Year Ended September 28, 2019
($ in millions)
(unaudited)

		Beef		Pork		Chicken		Prepared Foods		International/Other		Total
Operating Income (Loss)	$	1,050	$	263	$	621	$	843	$	(7)	$	2,770
Add: Other Income (Expense)		(1)		-		8		(12)		60		55
EBIT	$	1,049	$	263	$	629	$	831	$	53	$	2,825
Add: Depreciation		97		47		420		227		28		819
Add: Amortization (a)		-		-		93		170		4		267
EBITDA	$	1,146	$	310	$	1,142	$	1,228	$	85	$	3,911
Adjustments to EBITDA:												
Add: Restructuring and related charges	$	1	$	1	$	21	$	18	$	-	$	41
Add: Production facility fire costs		31		-		-		-		-		31
Add: Loss from pension plan termination		-		-		15		-		-		15
Add: Keystone purchase accounting and acquisition related costs		-		-		13		-		24		37
Add: Impairment associated with the planned divestiture of a business		-		-		-		41		-		41
Less: Gain on sale of investment		-		-		-		-		(55)		(55)
Total Adjusted EBITDA	$	1,178	$	311	$	1,191	$	1,287	$	54	$	4,021
Total gross debt											$	11,932
Less: Cash and cash equivalents												(484)
Less: Short-term investments												(1)
Total net debt											$	11,447
Ratio Calculations:												
Net debt/EBITDA												2.9x
Net debt/Adjusted EBITDA												2.8x

(a) Excludes the amortization of debt issuance and debt discount expense of $12 million as it is included in Interest expense.

EBIT is defined as net income before interest and income taxes. EBITDA is defined as net income before interest, income taxes, depreciation and amortization. Net debt to EBITDA (and Adjusted EBITDA) represents the ratio of our debt, net of cash, cash equivalents, and short-term investments, to EBITDA (and Adjusted EBITDA). EBIT, EBITDA, Adjusted EBITDA, net debt to EBITDA and net debt to Adjusted EBITDA are presented as supplemental financial measures in the evaluation of our business. Adjusted EBITDA is a tool intended to assist our management and investors in comparing our performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect our core operations on an ongoing basis.

We believe the presentation of these financial measures helps management and investors to assess our operating performance from period to period, including our ability to generate earnings sufficient to service our debt, enhances understanding of our financial performance and highlights operational trends. These measures are widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies; however, the measurements of EBIT, EBITDA (and Adjusted EBITDA) and net debt to EBITDA (and to Adjusted EBITDA) may not be comparable to those of other companies, which may limit their usefulness as comparative measures. EBIT, EBITDA (and Adjusted EBITDA) and net debt to EBITDA (and to Adjusted EBITDA) are not measures required by or calculated in accordance with GAAP and should not be considered as substitutes for net income or any other measure of financial performance reported in accordance with GAAP or as a measure of operating cash flow or liquidity. EBIT and EBITDA (and Adjusted EBITDA) are useful tools for assessing, but are not a reliable indicator of, our ability to generate cash to service our debt obligations because certain of the items added to net income to determine EBIT and EBITDA (and Adjusted EBITDA) involve outlays of cash. As a result, actual cash available to service our debt obligations will be different from EBIT and EBITDA (and Adjusted EBITDA). Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions.

Tyson

113

Adjusted EBITDA Reconciliations

Fiscal Year Ended September 29, 2018
($ in millions)
(unaudited)

	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Operating Income (Loss)	$ 950	$ 361	$ 866	$ 845	$ (53)	$ 2,969
Add: Other Income (Expense)	-	-	32	24	-	56
EBIT	$ 950	$ 361	$ 898	$ 869	$ (53)	$ 3,025
Add: Depreciation	100	42	334	238	9	723
Add: Amortization (a)	3	-	34	172	1	210
EBITDA	$ 1,053	$ 403	$ 1,266	$ 1,279	$ (43)	$ 3,958
Adjustments to EBITDA:						
Add: One-time cash bonus to frontline employees	$ 27	$ 12	$ 51	$ 19	$ -	$ 109
Add: Impairments net of realized gain associated with the divestiture of non-protein businesses (b)	-	-	-	68	-	68
Add: Restructuring and related charges	4	1	30	24	-	59
Total Adjusted EBITDA	$ 1,084	$ 416	$ 1,347	$ 1,390	$ (43)	$ 4,194
Total gross debt						$ 9,873
Less: Cash and cash equivalents						(270)
Less: Short-term investments						(1)
Total net debt						$ 9,602
Ratio Calculations:						
Net debt/EBITDA						2.4x
Net debt/Adjusted EBITDA						2.3x

(a) Excludes the amortization of debt issuance and debt discount expense of $10 million as it is included in Interest expense.
(b) Included $101 million of impairments, net of $33 million of realized gains associated with the divestiture of non-protein businesses.

EBIT is defined as net income before interest and income taxes. EBITDA is defined as net income before interest, income taxes, depreciation and amortization. Net debt to EBITDA (and Adjusted EBITDA) represents the ratio of our debt, net of cash, cash equivalents, and short-term investments, to EBITDA (and Adjusted EBITDA). EBIT, EBITDA, Adjusted EBITDA, net debt to EBITDA and net debt to Adjusted EBITDA are presented as supplemental financial measures in the evaluation of our business. Adjusted EBITDA is a tool intended to assist our management and investors in comparing our performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect our core operations on an ongoing basis.

We believe the presentation of these financial measures helps management and investors to assess our operating performance from period to period, including our ability to generate earnings sufficient to service our debt, enhances understanding of our financial performance and highlights operational trends. These measures are widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies; however, the measurements of EBIT, EBITDA (and Adjusted EBITDA) and net debt to EBITDA (and to Adjusted EBITDA) may not be comparable to those of other companies, which may limit their usefulness as comparative measures. EBIT, EBITDA (and Adjusted EBITDA) and net debt to EBITDA (and to Adjusted EBITDA) are not measures required by or calculated in accordance with GAAP and should not be considered as substitutes for net income or any other measure of financial performance reported in accordance with GAAP or as a measure of operating cash flow or liquidity. EBIT and EBITDA (and Adjusted EBITDA) are useful tools for assessing, but are not a reliable indicator of, our ability to generate cash to service our debt obligations because certain of the items added to net income to determine EBIT and EBITDA (and Adjusted EBITDA) involve outlays of cash. As a result, actual cash available to service our debt obligations will be different from EBIT and EBITDA (and Adjusted EBITDA). Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions.

Tyson

114

Adjusted EBITDA Reconciliations

Fiscal Year Ended September 30, 2017
($ in millions)
(unaudited)

		Beef		Pork		Chicken		Prepared Foods		International/Other		Total
Operating Income (Loss)	$	818	$	645	$	1,053	$	452	$	(106)	$	2,862
Add: Other Income (Expense)		(1)		-		16		(18)		(18)		(21)
EBIT	$	817	$	645	$	1,069	$	434	$	(124)	$	2,841
Add: Depreciation		90		35		288		220		9		642
Add: Amortization (a)		2		1		8		95		-		106
EBITDA	$	909	$	681	$	1,365	$	749	$	(115)	$	3,589
Adjustments to EBITDA:												
Add: AdvancePierre purchase accounting and acquisition related costs (b)	$	-	$	-	$	8	$	34	$	61	$	103
Add: Impairment related to the expected sale of a non-protein business		-		-		-		45		-		45
Add: Restructuring and related charges		8		3		56		82		1		150
Add: San Diego Prepared Foods operation impairment		-		-		-		52		-		52
Total Adjusted EBITDA	$	917	$	684	$	1,429	$	962	$	(53)	$	3,939
Total gross debt											$	10,203
Less: Cash and cash equivalents												(318)
Less: Short-term investments												(3)
Total net debt											$	9,882
Ratio Calculations:												
Net debt/EBITDA												2.8x
Net debt/Adjusted EBITDA												2.5x

(a) Excludes the amortization of debt issuance and debt discount expense of $13 million as it is included in Interest expense.
(b) AdvancePierre acquisition and integration costs included $36 million of purchase accounting adjustments, $49 million acquisition related costs and $18 million of acquisition bridge financing fees.

EBIT is defined as net income before interest and income taxes. EBITDA is defined as net income before interest, income taxes, depreciation and amortization. Net debt to EBITDA (and Adjusted EBITDA) represents the ratio of our debt, net of cash, cash equivalents, and short-term investments, to EBITDA (and Adjusted EBITDA). EBIT, EBITDA, Adjusted EBITDA, net debt to EBITDA and net debt to Adjusted EBITDA are presented as supplemental financial measures in the evaluation of our business. Adjusted EBITDA is a tool intended to assist our management and investors in comparing our performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect our core operations on an ongoing basis.

We believe the presentation of these financial measures helps management and investors to assess our operating performance from period to period, including our ability to generate earnings sufficient to service our debt, enhances understanding of our financial performance and highlights operational trends. These measures are widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies; however, the measurements of EBIT, EBITDA (and Adjusted EBITDA) and net debt to EBITDA (and to Adjusted EBITDA) may not be comparable to those of other companies, which may limit their usefulness as comparative measures. EBIT, EBITDA (and Adjusted EBITDA) and net debt to EBITDA (and to Adjusted EBITDA) are not measures required by or calculated in accordance with GAAP and should not be considered as substitutes for net income or any other measure of financial performance reported in accordance with GAAP or as a measure of operating cash flow or liquidity. EBIT and EBITDA (and Adjusted EBITDA) are useful tools for assessing, but are not a reliable indicator of, our ability to generate cash to service our debt obligations because certain of the items added to net income to determine EBIT and EBITDA (and Adjusted EBITDA) involve outlays of cash. As a result, actual cash available to service our debt obligations will be different from EBIT and EBITDA (and Adjusted EBITDA). Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions.

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EBITDA Reconciliations

Fiscal Year Ended October 1, 2016
($ in millions)
(unaudited)

	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Operating Income (Loss)	$ 342	$ 526	$ 1,295	$ 723	$ (81)	$ 2,805
Add: Other Income (Expense)	5	2	20	11	(2)	36
EBIT	$ 347	$ 528	$ 1,315	$ 734	$ (83)	$ 2,841
Add: Depreciation	90	32	273	212	10	617
Add: Amortization (a)	4	1	1	74	-	80
EBITDA	$ 441	$ 561	$ 1,589	$ 1,020	$ (73)	$ 3,538
Total gross debt						$ 6,279
Less: Cash and cash equivalents						(349)
Less: Short-term investments						(4)
Total net debt						$ 5,926
Ratio Calculations:						
Net debt/EBITDA						1.7x

(a) Excludes the amortization of debt issuance and debt discount expense of $8 million as it is included in Interest expense.

EBIT is defined as net income before interest and income taxes. EBITDA is defined as net income before interest, income taxes, depreciation and amortization. Net debt to EBITDA represents the ratio of our debt, net of cash, cash equivalents, and short-term investments, to EBITDA. EBIT, EBITDA, and net debt to EBITDA are presented as supplemental financial measures in the evaluation of our business.

We believe the presentation of these financial measures helps management and investors to assess our operating performance from period to period, including our ability to generate earnings sufficient to service our debt, enhances understanding of our financial performance and highlights operational trends. These measures are widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies; however, the measurements of EBIT, EBITDA and net debt to EBITDA may not be comparable to those of other companies, which may limit their usefulness as comparative measures. EBIT, EBITDA and net debt to EBITDA are not measures required by or calculated in accordance with GAAP and should not be considered as substitutes for net income or any other measure of financial performance reported in accordance with GAAP or as a measure of operating cash flow or liquidity. EBIT and EBITDA are useful tools for assessing, but are not a reliable indicator of, our ability to generate cash to service our debt obligations because certain of the items added to net income to determine EBIT and EBITDA involve outlays of cash. As a result, actual cash available to service our debt obligations will be different from EBIT and EBITDA. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions.

Tyson

116

International Business Supplemental Information
Operating Income (Loss) Reconciliations

($ in millions)
(unaudited)

	Fiscal Year Ended					
	October 2, 2021	October 3, 2020	September 28, 2019	September 29, 2018	September 30, 2017	October 1, 2016
International business Sales	$ 1,990	$ 1,856	$ 1,289	$ 305	$ 349	$ 380
Less: Impact of additional week (a)	-	(35)	-	-	-	-
Adjusted International business Sales	$ 1,990	$ 1,821	$ 1,289	$ 305	$ 349	$ 380
International/Other operating income (loss)	$ (3)	$ (2)	$ (7)	$ (53)	$ (106)	$ (81)
Adjustments to remove operating income (loss) of non-International business:						
Third-party merger and integration costs	2	5	36	26	67	37
Dynamic Fuels	-	-	(11)	(11)	(9)	(2)
International business operating income (loss)	$ (1)	$ 3	$ 18	$ (38)	$ (48)	$ (46)
Add: China plant relocation charge (b)	27	-	-	-	-	-
Add: Restructuring and related charges	-	3	-	-	1	-
Add: Impact of additional week	-	1	-	-	-	-
Add: Keystone purchase accounting related costs	-	-	3	-	-	-
Adjusted International business operating income (loss)	$ 26	$ 7	$ 21	$ (38)	$ (47)	$ (46)

(a) The estimated impact of the additional week of fiscal 2020 was calculated by dividing the fourth quarter's reported sales by 14 weeks.
(b) Relates to a plant relocation from a government land expropriation and includes accelerated depreciation and team member related charges.

International business sales and operating income (loss) are included in International/Other for segment presentation purposes and are presented separately as supplemental information (and are not required to presented in accordance with GAAP) as we believe they are meaningful to our investors to enhance their understanding of our financial performance. International business adjusted sales (due to the impact of the additional week in fiscal 2020) and adjusted operating income (loss) are presented as supplementary measures in the evaluation of our business that are not required by, or presented in accordance with, GAAP. We use international business adjusted sales and adjusted operating income (loss) as internal performance measurements and as criteria for evaluating our performance relative to that of our peers. We believe international business adjusted sales and adjusted operating income (loss) are meaningful to our investors to enhance their understanding of our financial performance andare frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report adjusted sales and adjusted operating income (loss). Further, we believe that international business adjusted sales and adjusted operating income (loss) are useful measures because they improve comparability of results of operations from period to period. Adjusted sales and adjusted operating income (loss) should not be considered as substitutes for sales, operating income (loss) or any other measure of operating performance reported in accordance with GAAP. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions. Our calculation of adjusted sales and adjusted operating income (loss) may not be comparable to similarly titled measures reported by other companies.

Tyson

117

International Business Supplemental Information
Adjusted EBITDA Reconciliations

($ in millions)
(unaudited)

	Fiscal Year Ended					
	October 2, 2021	October 3, 2020	September 28, 2019	September 29, 2018	September 30, 2017	October 1, 2016
International/Other Operating Income (Loss)	$ (3)	$ (2)	$ (7)	$ (53)	$ (106)	$ (81)
Adjustments to remove Operating Income (Loss) of non-International business:						
Third-party merger and integration costs	2	5	36	26	67	37
Dynamic Fuels	-	-	(11)	(11)	(9)	(2)
International business Operating Income (Loss)	$ (1)	$ 3	$ 18	$ (38)	$ (48)	$ (46)
Add/(Less): Other Income (Expense)	(8)	(5)	60	-	(18)	(2)
Adjustments to remove Other Income (Expense) of non-International business:						
Gain on sale of investment	-	-	(55)	-	-	-
Acquisition bridge financing fees	-	-	-	-	18	-
International business EBIT	$ (9)	$ (2)	$ 23	$ (38)	$ (48)	$ (48)
Add: Depreciation	57	42	28	9	9	10
Add: Amortization	20	23	4	1	-	-
International business EBITDA	$ 68	$ 63	$ 55	$ (28)	$ (39)	$ (38)
Adjustments to International business EBITDA:						
Add: Restructuring and related charges	$ -	$ 3	$ -	$ -	$ 1	$ -
Add: China plant relocation charge (a)	27	-	-	-	-	-
Add: Impact of additional week	-	-	-	-	-	-
Add: Keystone purchase accounting and acquisition related costs	-	-	3	-	-	-
Total Adjusted International business EBITDA	$ 95	$ 66	$ 58	$ (28)	$ (38)	$ (38)

(a) Relates to a plant relocation from a government land expropriation and includes accelerated depreciation and team member related charges recognized as an increase of Cost of Sales.

International business operating income (loss) and EBIT are included in International/Other for segment presentation purposes and are presented separately as supplemental information (and are not required to presented in accordance with GAAP) as we believe it is meaningful to our investors to enhance their understanding of our financial performance. EBIT is defined as net income before interest and income taxes. EBITDA is defined as net income before interest, income taxes, depreciation and amortization. International business EBIT, EBITDA and Adjusted EBITDA, are presented as supplemental financial measures in the evaluation of our business. International business Adjusted EBITDA is a tool intended to assist our management and investors in comparing our performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect our core operations on an ongoing basis.

We believe the presentation of these financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report EBIT, EBITDA and Adjusted EBITDA. EBIT, EBITDA and Adjusted EBITDA should not be considered as substitutes for net income or any other measure of financial performance reported in accordance with GAAP or as a measure of operating cash flow or liquidity. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions. Our calculation of EBIT, EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Tyson

118

Earnings Per Share Reconciliations

($ in millions, except per share data)
(unaudited)

	Fiscal Year Ended											
	October 2, 2021		October 3, 2020		September 28, 2019		September 29, 2018		September 30, 2017		October 1, 2016	
	Pretax Impact	EPS Impact	Pretax Impact	EPS Impact	Pretax Impact	EPS Impact	Pretax Impact	EPS Impact	Pretax Impact	EPS Impact	Pretax Impact	EPS Impact
Reported net income per share attributable to Tyson (GAAP EPS)		$ 8.34		$ 5.64		$ 5.40		$ 8.04		$ 4.69		$ 4.53
Add: Legal contingency accrual	$ 626	1.31	$ -	-	$ -	-	$ -	-	$ -	-	$ -	-
Add: China plant relocation	27	0.06	-	-	-	-	-	-	-	-	-	-
Less: Gain on sale of business	(784)	(1.40)	-	-	-	-	-	-	-	-	-	-
Add/(Less): Defined benefit plan loss (gain)	(34)	(0.07)	(116)	(0.24)	15	0.03	-	-	-	-	-	-
Add: Production facilities fire costs, net of insurance proceeds	17	0.04	1	-	31	0.06	-	-	-	-	-	-
Add: Restructuring and related charges	-	-	75	0.16	41	0.08	59	0.12	150	0.26	-	-
Less: Impact of additional week	-	-	(65)	(0.14)	-	-	-	-	-	-	-	-
Add: Keystone purchase accounting and acquisition related costs	-	-	-	-	37	0.08	-	-	-	-	-	-
Less: Gain on sale of investment	-	-	-	-	(55)	(0.11)	-	-	-	-	-	-
Add: Impairments net of realized gains associated with the divestitures of businesses	-	-	-	-	41	0.09	68	0.34	45	(0.01)	-	-
Add: One-time cash bonus to frontline employees	-	-	-	-	-	-	109	0.22	-	-	-	-
Add: San Diego Prepared Foods operation impairment	-	-	-	-	-	-	-	-	52	0.09	-	-
Add: AdvancePierre purchase accounting and acquisition related costs	-	-	-	-	-	-	-	-	103	0.18	-	-
Less: Tax benefit from remeasurement of net deferred tax liabilities at lower enacted tax rates	-	-	-	-	-	-	-	(2.71)	-	-	-	-
Less: Recognition of previously unrecognized tax benefit and audit settlement	-	-	-	-	-	(0.29)	-	-	-	-	-	(0.14)
Adjusted net income per share attributable to Tyson (Adjusted EPS)		$ 8.28		$ 5.42		$ 5.34		$ 6.01		$ 5.21		$ 4.39

Adjusted net income per share attributable to Tyson (Adjusted EPS) is presented as a supplementary measure of our financial performance that is not required by, or presented in accordance with, GAAP. We use Adjusted EPS as an internal performance measurement and as a criterion for evaluating our performance relative to that of our peers. We believe Adjusted EPS is meaningful to our investors to enhance their understanding of our financial performance and is frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS. Further, we believe that Adjusted EPS is a useful measure because it improves comparability of results of operations from period to period. Adjusted EPS should not be considered a substitute for net income per share attributable to Tyson or any other measure of financial performance reported in accordance with GAAP. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions. Our calculation of Adjusted EPS may not be comparable to similarly titled measures reported by other companies.

Tyson

119

Return on Invested Capital (ROIC) Reconciliations

($ in millions, except percentages)
(unaudited)

	Fiscal Year Ended						
	October 2, 2021	October 3, 2020	September 28, 2019	September 29, 2018	September 30, 2017	October 1, 2016	Average
Reported Operating Income	$ 4,396	$ 3,008	$ 2,770	$ 2,969	$ 2,862	$ 2,805	$ 3,135
Pre-tax Impact of Adjustments (a)	(108)	2	150	236	332	-	102
Adjusted Operating Income (a)	$ 4,288	$ 3,010	$ 2,920	$ 3,205	$ 3,194	$ 2,805	$ 3,237
x (1 - Effective Tax Rate) (b)	75.7%	77.7%	83.9%	73.4%	67.8%	68.2%	74.5%
Reported Operating Income After Tax	$ 3,328	$ 2,337	$ 2,324	$ 2,180	$ 1,940	$ 1,913	$ 2,337
x (1 - Effective Tax Rate) (b)	75.7%	77.7%	83.9%	73.4%	67.8%	68.2%	74.5%
Adjusted Operating Income After Tax	$ 3,246	$ 2,339	$ 2,450	$ 2,354	$ 2,166	$ 1,913	$ 2,411
Total Debt	$ 9,348	$ 11,339	$ 11,932	$ 9,873	$ 10,203	$ 6,279	$ 9,829
Total Shareholders Equity	17,854	15,386	14,094	12,721	10,523	9,624	13,367
Less Cash	(2,507)	(1,420)	(484)	(270)	(318)	(349)	(891)
Total Capitalization	$ 24,695	$ 25,305	$ 25,542	$ 22,324	$ 20,408	$ 15,554	$ 22,305
Average beginning and ending total capitalization	$ 25,000	$ 25,424	$ 23,933	$ 21,366	$ 17,981	$ 15,631	$ 21,556
ROIC	13.3%	9.2%	9.7%	10.2%	10.8%	12.2%	10.8%
Adjusted ROIC	13.0%	9.2%	10.2%	11.0%	12.0%	12.2%	11.2%

(a) Refer to the separate Operating Income and Operating Margin Reconciliations for fiscal years presented for a reconciliation of adjusted operating income to reported operating income.
(b) The effective tax rate for the fiscal year ended September 29, 2018 excludes the impact of approximately $1 billion related to the tax benefit from remeasurement of net deferred tax liabilities at lower enacted tax rates.

Return on Invested Capital (ROIC) is calculated by dividing after-tax operating income (and after-tax adjusted operating income), calculated by applying the Company's effective tax rate to operating income (and adjusted operating income), by the average of beginning and ending total debt and shareholders' equity less cash and cash equivalents. ROIC and Adjusted ROIC are presented as supplementary measures in the evaluation of our business that are not required by, or presented in accordance with, GAAP. We use ROIC and Adjusted ROIC as internal performance measurements. We believe ROIC and Adjusted ROIC are meaningful to our investors to evaluate the efficiency and effectiveness of the Corporation's long-term capital investments and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report ROIC and Adjusted ROIC. Adjusted ROIC is a tool intended to assist our management and investors in comparing our ROIC performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations on an ongoing basis. ROIC and Adjusted ROIC should not be considered as substitutes for other information reported in accordance with GAAP. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions. Our calculation of ROIC and Adjusted ROIC may not be comparable to similarly titled measures reported by other companies.

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120